UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  [  ]

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §§ 240.14a-12

Sports Entertainment Enterprises, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY — SUBJECT TO COMPLETION
MARCH 3, 2005

SPORTS ENTERTAINMENT ENTERPRISES, INC.
d/b/a "CKX, INC."

650 Madison Avenue
New York, New York 10022

Telephone Number: (212) 838-3100

February     , 2005

Dear Shareholders:

On behalf of the Board of Directors and Management of Sports Entertainment Enterprises, Inc., doing business as "CKX, Inc." (the "Company"), I cordially invite you to attend our Special Meeting of Shareholders to be held on                                                                , at                                                             .

The matters to be acted upon at the meeting are fully described in the attached Notice of Special Meeting of Shareholders and Proxy Statement. In addition, our directors and executive officers will be present to respond to any questions that you may have. Your Board of Directors recommends a vote "FOR" the proposals listed as items 1, 2, 3, 4, and 5 in the Notice and described in the enclosed Proxy Statement.

Please complete, date, sign and mail the enclosed proxy card in the return envelope provided, regardless of whether you plan to attend the Special Meeting, so that your vote may be recorded. If you attend the Special Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

We look forward to greeting you at the meeting.

Sincerely,

Robert F.X. Sillerman Chairman

SPORTS ENTERTAINMENT ENTERPRISES, INC.
d/b/a "CKX, INC."

650 Madison Avenue
New York, New York 10022

Telephone Number: (212) 838-3100

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held                            , 2005

To the Shareholders of Sports Entertainment Enterprises, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Sports Entertainment Enterprises, Inc., a Colorado corporation, doing business as "CKX, Inc." (the "Company"), will be held at                                          on                                      , 2005 at 9:00 a.m. local time, for the purpose of considering and acting upon proposals:

(1)	to amend our Articles of Incorporation changing the Company's name to CKX, Inc.;

(2)	to increase the authorized number of the Company's shares of capital stock from 100,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock, no par value, to 275,000,000 shares of capital stock, divided into 200,000,000 shares of common stock, par value $.01 per share, and 75,000,000 shares, par value $.01 per share, of blank check preferred stock;

(3)	to approve a change in the state of incorporation from Colorado to Delaware by approving and adopting an Agreement and Plan of Merger providing for the merger of our Company into its wholly-owned subsidiary, CKX, Inc., a Delaware corporation;

(4)	to approve the 2005 Omnibus Long-Term Incentive Compensation Plan;

(5)	to approve the issuance of certain shares of our common stock that may be issued upon conversion of our outstanding Series A Convertible Redeemable Preferred Stock and our Series B Convertible Preferred Stock; and

(6)	to conduct such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on                                 , 2005 as the record date for determining Shareholders entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

A proxy and postage prepaid return envelope are enclosed for your convenience.

By Order of the Board of Directors,

Kraig G. Fox Secretary

                                     2005

It is important that your shares be represented at the Special Meeting. Please complete, date, sign and mail the enclosed proxy card in the return envelope provided, regardless of whether you plan to attend the Special Meeting, so that your vote may be recorded. If you are present at the Special Meeting, you may withdraw your proxy and vote in person if you so desire.

YOU HAVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS UNDER ARTICLE 113 OF THE COLORADO BUSINESS CORPORATIONS ACT, AND OBTAIN THE "FAIR VALUE" OF YOUR SHARES OF COMMON STOCK, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE COLORADO LAW. FOR A DISCUSSION REGARDING YOUR DISSENTERS' RIGHTS, SEE THE SECTION TITLED "PROPOSAL #3 THE REINCORPORATION PROPOSAL – DISSENTERS RIGHTS" IN THE ACCOMPANYING PROXY STATEMENT AND APPENDIX D THERETO, WHICH SETS FORTH THOSE STATUTES.

SPORTS ENTERTAINMENT ENTERPRISES, INC.

650 Madison Avenue
New York, New York 10022

Telephone Number: (212) 838-3100

PROXY STATEMENT

We are providing these proxy materials in connection with Sports Entertainment Enterprises, Inc.'s Special Meeting of Shareholders. This proxy statement and the accompanying proxy card will be mailed to Shareholders on or about                              2005. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2005 the Company, which had been inactive since August 2003, entered a new line of business with the acquisition of a controlling interest in entities which control the commercial utilization of the name, image and likeness of Elvis Presley, the operation of Graceland and related attractions, as well as revenue derived from Elvis' music, films and television specials (the "Presley Business"). This acquisition was negotiated and effectuated by a group formed and controlled by Robert F.X. Sillerman, which simultaneously acquired control of the Company and appointed new officers and directors.

The Company's business plan is to make selective and strategic acquisitions of or partner with individuals or companies that control various forms of established or developable content and thereafter to improve and enhance the development and marketing of such content. Simultaneously, the Company will seek to capitalize on the increasing distribution opportunities that make it easier and less costly to deliver content to consumers and which enable consumers to selectively decide how, when and where they will consume content. The acquisition of the Presley Business is the first acquisition in the Company's plan to acquire, control, develop and build content in various forms of media. Though the Presley Business currently constitutes all of the active business conducted by the Company, if the Company successfully accomplishes its plan of strategic acquisitions, the Presley Business will constitute only a part of the overall business of the Company.

On March 1, 2005, the common stock of the Company began trading on the NASDAQ National Market under the ticker symbol "CKXE."

As part of the change of control and acquisition transaction described above the Company issued an aggregate of 34,720,124 shares of its common stock, no par value ("Common Stock"), warrants to acquire 26,068,796 shares of its Common Stock, at prices between $1.00 and $2.00, 5,000,000 of which have been exercised; 2,172,400 shares of its Series A Convertible Redeemable Preferred Stock, 1,491,817 shares of its Series B Convertible Preferred Stock and one share of its Series C Convertible Preferred Stock. For a detailed description of the above mentioned transactions and the agreements related thereto, Shareholders should refer to the Current Report on Form 8-K filed on February 8, 2005 and the Form 8-K/A filed on February 11, 2005.

At the time the transactions described above were identified, we analyzed whether approval from the existing Shareholders was necessary. Under Colorado law, such approval was not required. Therefore, rather than incurring the cost of a full solicitation of proxies and delaying the transaction, we determined to proceed with the acquisition. While you are not being asked to vote on the transactions described above, there are five matters where your vote is being solicited at our Special Meeting of Shareholders.

The following table sets forth information regarding the number of shares of Common Stock of the Company beneficially owned on March 2, 2005, after giving effect to the issuance of Common Stock and exercise of warrants described above, by (i) each person who is known by the Company to beneficially own 5% or more of the Common Stock of the Company, (ii) each of the directors and executive officers of the Company, and (iii) all of the Company's directors and executive officers, as a group.

As used in the table below, the term "beneficial ownership" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. Except as otherwise indicated, the Shareholders listed below have sole voting and investment powers with respect to the shares indicated. As of the date of this Proxy Statement, the Company has 43,963,185 shares of Common Stock outstanding, calculated giving effect to the issuance of the 34,720,124 shares of Common Stock in connection with the recent change in control of the Company and the acquisition of the Presley Business, the recent exercise of 5,000,000 warrants by certain principal Shareholders, as described above, but without giving effect to the exercise or conversion of other options, warrants and convertible securities which are exercisable for or convertible into shares of Common Stock or grants made to our directors under the Incentive Plan Proposal discussed in this Proxy Statement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of Common Stock or other securities that such person has the right to acquire within 60 days, are deemed to be outstanding; however, such shares are not deemed outstanding for the purposes of computing the ownership percentage of any other person. Except as otherwise set forth below, the address of each of the persons listed below is c/o the Company, 650 Madison Avenue, New York, New York 10022.

Name (and Address of Beneficial Owner of More than 5%)	Shares Beneficially Owned		Percent of Class
Beneficial Owners of 5% or More
Robert F.X. Sillerman	33,373,861	(1)	60.5
Huff Alternative Fund, L.P.	15,040,243	(2)	27.2
Mitchell J. Slater	3,354,103	(3)	7.5
Howard J. Tytel	3,354,103	(4)	7.5
Michael G. Ferrel	2,659,202	(5)	6.0
D. Geoffrey Armstrong	2,659,202	(6)	6.0

Directors and Executive Officers:
Thomas P. Benson	1,550,780	(7)	3.5
Kraig G. Fox	1,218,152	(8)	2.7
Edwin M. Banks	—	(9)	*
Edward Bleier	6,000	(10)	*
Jerry L. Cohen	6,000	(10)	*
Carl D. Harnick	6,000	(10)	*
Jack Langer	6,000	(10)	*
John D. Miller	306,000	(11)	*
Bruce Morrow	156,000	(11)	*
Priscilla Presley	—		*
Birame N. Sock	6,000	(10)	*
All directors and executive officers as a group (14 persons):	43,834,999		75.4%

*	Each of these individuals beneficially owns less than 1% of the outstanding Common Stock of the Company.

(1) Includes: (i) 14,067,168 shares of Common Stock owned of record by Mr. Sillerman; (ii) 7,620,462 shares of Common Stock underlying presently exercisable warrants issued to Mr. Sillerman; (iii) 1,000,000 shares of Common Stock owned of record by Laura Baudo Sillerman, Mr. Sillerman's spouse, (iv) 7,143,700 shares of Common Stock owned of record by Sillerman Commercial Holdings Partnership L.P., in which Mr. Sillerman is the sole shareholder of the general partner; and (v) 3,542,531 shares of Common Stock underlying presently exercisable warrants issued to Sillerman Commercial Holdings Partnership L.P.

(2) Includes: (i) 3,626,363 shares of Common Stock owned of record by The Huff Alternative Fund, L.P.; (ii) 5,951,926 shares of Common Stock issuable upon conversion of 2,125,688 shares of Series A Preferred Stock owned of record by The Huff Alternative Fund, L.P. at a current conversion price of $7.18 per share (i.e., 2.8 shares of Common Stock for each share of Series A Preferred Stock); and (iii) 5,461,954 shares of Common Stock underlying presently exercisable warrants issued to The Huff Alternative Fund, L.P. Edwin M. Banks is a portfolio manager at W.R. Huff Asset Management Company L.L.C., an affiliate of The Huff Alternative Fund, L.P.

(3) Includes: (i) 1,803,500 shares of Common Stock owned of record by Mr. Slater; (ii) 1,050,603 shares of Common Stock underlying presently exercisable warrants issued to Mr. Slater; and (iii) 500,000 shares of Common Stock owned of record by Mitchell J. Slater 2004 GRAT.

(4) Includes: (i) 1,736,727 shares of Common Stock owned of record by Mr. Tytel and Sandra Tytel, Mr. Tytel's spouse, as tenants in common with rights of survivorship; (ii) 778,855 shares of Common Stock underlying presently exercisable warrants issued to Mr. Tytel and Sandra Tytel, Mr. Tytel's spouse, as tenants in common with rights of survivorship; (iii) 283,438 shares of Common Stock owned of record by the Jennifer Tytel Trust; (iv) 135,824 shares of Common Stock underlying presently exercisable warrants issued to the Jennifer Tytel Trust; (v) 141,668 shares of Common Stock owned of record by the Michael Frey Trust; (vi) 67,962 shares of Common Stock underlying presently exercisable warrants issued to the Michael Frey Trust; (vii) 141, 668 shares of Common Stock owned of record by the Andrew Frey Trust; and (viii) 67,962 shares of Common Stock underlying presently exercisable warrants issued to the Andrew Frey Trust.

(5) Includes: (i) 455,888 shares of Common Stock held by the Ferrel Children's Trust; (ii) 407,999 shares of Common Stock underlying presently exercisable warrants; and (iii) 117,203 shares of Common Stock underlying presently exercisable warrants held by the Ferrel Children's Trust.

(6) Includes 525,302 shares of Common Stock underlying presently exercisable warrants.

(7) Includes 485,780 shares of Common Stock underlying presently exercisable warrants.

(8) Includes 381,552 shares of Common Stock underlying presently exercisable warrants.

(9) Edwin M. Banks is a portfolio manager at W.R. Huff Asset Management Company, an affiliate of Huff Alternative Fund, L.P.

(10) The issuance of these shares of restricted Common Stock was authorized by our Board of Directors, subject to approval of the Incentive Plan Proposal described in this Proxy Statement. The restrictions on the shares lapse ratably over four years, beginning on the first anniversary of the date of the grant of such shares.

(11) Includes 6,000 shares of restricted Common Stock issued by our Board of Directors, subject to approval of the Incentive Plan Proposal described in this Proxy Statement. The restrictions on these shares lapse ratably over four years, beginning on the first anniversary of the date of the grant of such shares.

ABOUT THE SPECIAL MEETING

Who is soliciting my vote?

The Board of Directors of Sports Entertainment Enterprises, Inc., presently doing business as "CKX, Inc." is soliciting your vote at the Special Meeting of Shareholders.

What is the purpose of the Special Meeting?

You will be voting on proposals:

•	to amend our Articles of Incorporation changing the Company's name to CKX, Inc. (the "Name Change Proposal");

•	to amend our Articles of Incorporation increasing the authorized number of the Company's shares of capital stock from 100,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock, no par value, to 275,000,000 shares of capital stock, divided into 200,000,000 shares of common stock, par value $.01 per share, and 75,000,000 shares of preferred stock, par value $.01 per share, with the right conferred upon the Board of Directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to the preferred stock as the Board of Directors may determine from time to time (the "Capitalization Proposal");

•	to approve a change in the state of incorporation from Colorado to Delaware by approving and adopting an Agreement and Plan of Merger providing for the merger of our Company into its wholly-owned subsidiary, CKX, Inc., a Delaware corporation (the "Reincorporation Proposal");

•	to approve the issuance of certain shares of our Common Stock that may be issued upon conversion of our outstanding Series A Convertible Redeemable Preferred Stock and Series B Convertible Preferred Stock to the extent, in the aggregate, such shares could exceed 19.9% of our outstanding Common Stock (the "Stock Issuance Proposal"); and

•	to approve the 2005 Omnibus Long-Term Incentive Compensation Plan (the "Incentive Plan Proposal");

•	to conduct such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

What are the Board of Directors' recommendations?

The Board of Directors recommends a vote:

•	FOR the Name Change Proposal

•	FOR the Capitalization Proposal

•	FOR the Reincorporation Proposal

•	FOR; the Stock Issuance Proposal

•	FOR the Incentive Plan Proposal; and

•	FOR or AGAINST other matters that come before the Special Meeting, as the proxy holders deem advisable.

Each of the officers and directors of the Company, who beneficially own an aggregate of approximately 29,169,469 shares entitled to vote (58.6% of the outstanding shares entitled to vote), have indicated to the Company that they intend to vote FOR the Name Change Proposal, the Capitalization Proposal, the Reincorporation Proposal, the Stock Issuance Proposal and the Incentive Plan Proposal.

Who is entitled to vote at the Special Meeting?

Our Board of Directors set                      2005, as the record date for the Special Meeting (the "Record Date"). All Shareholders who owned our Common Stock, our Series A Convertible Redeemable Preferred Stock, our Series B Convertible Preferred Stock and our Series C Convertible Preferred Stock at the close of business on the Record Date, may attend and vote at the Special Meeting.

Do I have dissenters' rights?

Yes. Under Colorado law, which governs the rights of the Shareholders of the Company, Shareholders of the Company are entitled to appraisal rights in connection with the consummation of the

Reincorporation Proposal. However, if more than 1% of the Shareholders entitled to vote properly exercise their dissenters rights, the Company has the right to elect not to go forward with the Reincorporation Proposal.

How many votes do I have?

You will have one vote for each share of our Common Stock that you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee. Holders of our Series A Convertible Redeemable Preferred Stock will have two votes for each such share that they own, and holders of our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will have one vote for each such share that they own.

What is the difference between holding shares as a shareholder of record and beneficial owner?

Most of our public Shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Bank of New York, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Special Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

How many votes can be cast by all Shareholders?

Each share of our Common Stock is entitled to one vote. There is no cumulative voting. We had 43,963,185 shares of Common Stock outstanding and entitled to vote on the Record Date. In addition our Series A Convertible Redeemable Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are entitled to vote at our Special Meeting. Each share of our Series A Convertible Redeemable Preferred Stock, our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will be entitled to vote on as converted basis with each share of Series A Convertible Redeemable Preferred Stock having two votes and each share of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock having one vote.

How many votes must be present to hold the Special Meeting?

A majority of our outstanding shares as of the Record Date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a "quorum." Shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to approve proposals?

Each of the Name Change Proposal, the Capitalization Proposal, the Reincorporation Proposal, and the Stock Issuance Proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon in order to be approved. If you abstain from voting on any of these proposals, your shares will be counted as present and entitled to vote for purposes of establishing a quorum, and the abstention will have the same effect as a vote against each proposal.

The Incentive Plan Proposal requires the affirmative vote of a majority of the shares represented at the Special Meeting and entitled to vote thereon in order to be approved. If you abstain from voting on this proposal, your shares will be counted as present and entitled to vote for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

What if I don't vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, such as bonus plans, amendments to stock option plans and shareholder proposals opposed by management.

If you do not provide voting instructions to your broker and the broker has indicated on the proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered "broker non-votes" with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast (such as an amendment to a stock option plan). With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Can I change or revoke my vote after I return my proxy card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary, specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Special Meeting.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Special Meeting?

All Shareholders as of the record date, or their duly appointed proxies, may attend. Each shareholder may also bring one guest to the meeting if there is space available.

What do I need to attend the Special Meeting?

In order to be admitted to the Special Meeting, a shareholder must present proof of ownership of our stock on the Record Date. Any holder of a proxy from a shareholder must present the properly executed proxy card. Shareholders and proxyholders must also present a form of photo identification such as a driver's license.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our Common Stock in their names to furnish proxy material to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access the proxy materials and Special Report electronically?

The proxy statement is available at the sec's website at www.sec.gov.

Is a list of Shareholders available?

The names of Shareholders of record entitled to vote at the Special Meeting will be available to Shareholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 650 Madison Avenue, New York, New York 10022. Please contact our Secretary to make arrangements.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders may call us at 212 838-3100 or write to us at 650 Madison Avenue, New York New York 10022, Attn: CKX Shareholder Relations Department to get more information about these matters.

HOW DO I VOTE ?

Your vote is important. You may vote by mail or by attending the Special Meeting and voting by ballot. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to                                 .

Voting at the Special Meeting

The method or timing of your vote will not limit your right to vote at the Special Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Special Meeting. If you sign and return your proxy card or voting instruction card but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board or Directors.

General

This Proxy Statement, including the letter of our Chairman and Notice of Special Meeting of Shareholders (collectively the "Proxy Statement"), is furnished to the holders ("Shareholders") of our Common Stock, Series A Convertible Redeemable Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of Sports Entertainment Enterprises, Inc. ("we," "us" or the "Company"), a Colorado corporation, in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at our Special Meeting of Shareholders to be held on                     , 2005, including any adjournment or adjournments thereof, (the "Special Meeting"). It is anticipated that the mailing of this Proxy Statement and the accompanying Proxy Card will commence on or about                     , 2005.

Our Board does not know of any matters that are expected to be presented for consideration at our Special Meeting other than the matters described in this Proxy Statement. However, if other matters properly come before our Special Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

All proxies received pursuant to this solicitation will be voted "FOR" the Proposals, except as to matters where authority to vote is specifically withheld and where another choice is specified as to the Proposal, in which event, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by our Board intend to vote "FOR" each of the Proposals.

Record Date; Shareholders Entitled to Vote; Quorum

Only Shareholders of record at the close of business on                 , 2005 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, we had 43,963,185 shares of Common Stock outstanding, 2,172,400 shares of our Series A Convertible Redeemable Preferred Stock outstanding; 1,491,817 shares of our Series B Convertible Preferred Stock outstanding; and one share of our Series C Convertible Preferred Stock outstanding. Shares of our Common Stock, our Series A Convertible Redeemable Preferred Stock, our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are the only securities entitled to vote at our Special Meeting. Each share of our Common Stock outstanding as of the Record Date will be entitled to one vote. Each share of our Series A Convertible Redeemable Preferred Stock, our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will be entitled to vote on as an converted basis with each share of Series A Convertible Redeemable Preferred Stock having two votes and each share of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock having one vote. The presence in person or by proxy of the Shareholders of a majority of outstanding shares will constitute a quorum for the transaction of business at the Special Meeting.

Vote Required For Approval

Each of the Name Change Proposal, the Capitalization Proposal, the Reincorporation Proposal, and the Stock Issuance Proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon in order to be approved. If you abstain from voting on any of these proposals, your shares will be counted as present and entitled to vote for purposes of establishing a quorum, and the abstention will have the same effect as a vote against each proposal.

The Incentive Plan Proposal requires the affirmative vote of a majority of the shares represented at the Special Meeting and entitled to vote thereon in order to be approved. If you abstain from voting from either of these proposals, your shares will be counted as present and entitled to vote for purposes of establishing a quorum, and the abstention will have the same effect as a vote against each proposal.

Revocability of Proxies

A Shareholder may revoke a proxy at any time before its exercise by (1) notifying in writing the Secretary of our Company at, 650 Madison Avenue, New York, New York 10022, Attention: Kraig G. Fox, Secretary, (2) completing a later dated proxy and returning it to our Secretary, or (3) appearing in person and voting at the meeting. Additional proxy cards are available from our Secretary.

Solicitation of Proxies

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited personally or by telephone by our directors, officers or employees, none of whom will receive any compensation therefor in addition to their regular remuneration. We will reimburse brokers and certain other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their proxies, which are anticipated to total $15,000.

Voting of Proxies

Proxies will be voted in accordance with the instructions indicated thereon. A validly executed proxy which does not indicate instructions will be voted "FOR" the Proposals. The Special Meeting will be held for the transaction of business described above and for the transaction of such other business as may properly come before the Special Meeting. Proxies will confer discretionary authority with respect to any other matters which may properly be brought before the Special Meeting. At the date of this Proxy Statement, the only business which our management intends to present, or knows that others will present, is that described in this Proxy Statement. If other matters properly come before the Special Meeting, the persons holding proxies solicited hereunder intend to vote such proxies in accordance with their judgment on all such matters.

Tabulation of Votes

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. Abstentions will be counted toward the tabulation of votes cast on the proposals and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

The presence of a quorum for the Special Meeting, defined here as a majority of the votes entitled to be cast at the Special Meeting, is required.

PROPOSAL NO. 1

CHANGE IN COMPANY NAME

Our Board has unanimously approved a proposal to amend the Articles of Incorporation in order to change our name from "Sports Entertainment Enterprises, Inc." to "CKX, Inc." Management believes that a short name consisting of three letters is an easy way to create brand identification. They have chosen "C" and "K" to stand for "Content is King" which represents the core focus of the Company's business strategy which is to acquire established content and to improve and enhance the development and marketing of such content. Other company's previously founded by Mr. Sillerman also utilized three letter names including an "X" and the Company wanted to take advantage of that recognition.

Assuming the name change is approved by you, it will be effected concurrently with the completion of the Reincorporation Proposal in Delaware or, if the reincorporation Proposal is not approved by you, upon filing of a Certificate of Amendment to the Articles of Incorporation with the Colorado Secretary of State. If the name change is effected, all new share certificates issued by our Company will be printed with the new name. The affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote thereon is required.

In anticipation of approval of the name change, the Company chose to list its stock on the NASDAQ National Market under the ticker symbol "CKXE."

The Board recommends a vote "FOR" the Change in Company Name.

PROPOSAL NO. 2

CHANGE IN CAPITALIZATION

Our Board has unanimously approved a proposal to amend the Articles of Incorporation in order to increase the authorized number of the Company's shares of capital stock from 100,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock, no par value, to 275,000,000 shares of capital stock, divided into 200,000,000 shares of common stock, par value $.01 per share, and 75,000,000 shares of preferred stock, par value $.01 per share, with the right conferred upon the Board of Directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to the preferred stock as the Board of Directors may determine from time to time. Assuming the Capitalization Proposal is approved by you, it will be effected concurrently with the completion of the reincorporation in Delaware or, if the Reincorporation Proposal is not approved by you, upon filing of a Certificate of Amendment to the Articles of Incorporation with the Colorado Secretary of State. The affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote thereon is required.

As described above the Company intends to make selective and strategic acquisitions of or partner with individuals or companies that control various forms of established or developable content. The Company may use common stock or future series of additional preferred stock as consideration for such transactions. The company may also seek to sell common stock or preferred stock in public or private transaction to raise cash for repayment of debt, working capital or future acquisitions.

The Board recommends a vote "FOR" the Capitalization Proposal.

PROPOSAL NO. 3

APPROVAL OF A CHANGE OF THE COMPANY'S STATE OF INCORPORATION FROM COLORADO TO DELAWARE BY APPROVAL AND ADOPTION OF AN AGREEMENT AND PLAN OF MERGER PROVIDING FOR THE MERGER OF OUR COMPANY INTO ITS WHOLLY-OWNED DELAWARE SUBSIDIARY

Introduction

For the reasons set forth below, our Board unanimously approved the Reincorporation Proposal and believes that it is in the best interests of our Company and our Shareholders to change the state of incorporation from Colorado to Delaware. While we have been advised by counsel that there are only limited substantive differences in your rights as Shareholders between Colorado and Delaware corporate law, our Board has determined that reincorporation in Delaware is in the Company's best interests in pursuing future business opportunities in our new line of business. Throughout this section of the Proxy Statement, our Company as currently incorporated in Colorado will be referred to as "SPEA" and the Company as reincorporated in Delaware (which reincorporation is subject to approval of the Reincorporation Proposal by the Shareholders at the Special Meeting) will be referred to as "CKX." You are urged to carefully read this section of this Proxy Statement, including the related appendices referenced below and attached to this Proxy Statement, before voting on the Reincorporation Proposal.

Method of Reincorporation

The Reincorporation Proposal will be effected by merging SPEA into CKX, Inc., a newly formed Delaware corporation that is a wholly-owned subsidiary of SPEA (the "Merger") pursuant to an Agreement and Plan of Merger, in the form attached hereto as Appendix A (the "Merger Agreement"). Upon completion of the Merger, SPEA, as a corporate entity, will cease to exist and CKX will succeed to the assets and liabilities of SPEA and will continue to operate the business of our Company under the name, "CKX Inc." As provided by the Merger Agreement, each outstanding share of SPEA common stock, no par value per share, will be automatically converted into one share of CKX common stock, $.01 par value per share, at the effective time of the Merger. In addition, each share of treasury stock held by SPEA will be cancelled upon completion of the Merger. Each stock certificate representing issued and outstanding shares of SPEA common stock will continue to represent the same number of shares of CKX common stock.

PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES REPRESENTING SHARES OF THE COMPANY'S COMMON STOCK, AS IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING SPEA STOCK CERTIFICATES FOR CKX STOCK CERTIFICATES. HOWEVER, SHAREHOLDERS MAY REQUEST THAT THEIR CERTIFICATES BE EXCHANGED IF THEY SO CHOOSE. DELIVERY OF THE SPEA COMMON STOCK CERTIFICATES WILL CONSTITUTE DELIVERY FOR TRANSACTIONS IN SHARES OF CKX COMMON STOCK AFTER THE EFFECTIVE DATE OF THE MERGER.

The current directors of SPEA will become the directors of CKX. All employee benefit and stock option plans of SPEA will become CKX plans, and each option or right issued by such plans will automatically be converted into an option or right to purchase the same number of shares of CKX common stock, at the same price per share, upon the same terms and subject to the same conditions. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of these plans continuing as CKX plans. Other employee benefit arrangements of SPEA will also be continued by CKX upon the terms and subject to the conditions currently in effect. Our Series A Convertible Redeemable Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will be converted into shares of preferred stock of CKX, with identical rights, powers and privileges as the shares so converted. We believe that the Reincorporation Proposal will not affect any of our material contracts with any third parties and that SPEA's rights and obligations under such material contractual arrangements will continue as rights and obligations of CKX. The Reincorporation Proposal has been approved by the members of the Board, who unanimously voted "FOR" the Reincorporation Proposal. If approved by the Shareholders, it is anticipated that the Merger will become effective under the Merger Agreement (the "Effective Time") at 12:00 E.T. time, on                      2005, or as soon as practicable thereafter. However, as described in the Merger Agreement, if prior to the Effective Time the Board determines that circumstances have arisen that make it inadvisable to proceed with the Reincorporation Proposal under the original terms of the Merger Agreement, the Merger (and thus the Reincorporation Proposal) may be abandoned or the Merger Agreement may be amended by the Board either before or after Shareholder approval has been obtained (except that the principal terms may not be amended without obtaining further Shareholder approval). The discussion below is qualified in its entirety by reference to the Merger Agreement, the Delaware Charter and the Delaware Bylaws, copies of which are attached to this Proxy Statement as Appendices A, B and C, respectively, and by the applicable provisions of Colorado corporate law and Delaware corporate law.

Vote Required For the Approval of the Merger and the Reincorporation Proposal, which will also constitute approval of the Delaware Charter and the Delaware Bylaws, will require the affirmative vote of a majority of outstanding shares as of the Record Date entitled to vote thereon.

Dissenters' Rights

Shareholders of the Company's stock that follow the appropriate procedures are entitled to dissent from the consummation of the Merger and receive payment of the fair value of their shares under Article 113 of the Colorado Business Corporations Act ("CBCA").

The following discussion summarizes the material applicable provisions of the Colorado dissenters' rights statute. You are urged to read the full text of the Colorado dissenters' rights statute, which is reprinted in its entirety and attached as Appendix D to this document. A person having a beneficial interest in shares of Company stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters' rights such person may have.

This discussion and Appendix D should be reviewed carefully by you if you wish to exercise statutory dissenters' rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Colorado dissenters' rights statute may result in a termination or waiver of dissenters' rights under the Colorado dissenters' rights statute.

A record holder of any of the Company's stock may assert dissenters' rights as to fewer than all of the shares of Company stock registered in such record holder's name only if the record holder dissents and does not vote in favor of the reincorporation proposal with respect to all shares of such stock beneficially owned by any one person and causes the Company to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each beneficial holder on whose behalf the record holder asserts dissenters' rights.

A beneficial holder of shares of the Company's stock may assert dissenters' rights as to the shares held on such beneficial Shareholder's behalf only if the beneficial holder causes the Company to receive the record holder's written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights and the beneficial holder dissents and causes the record holder to refrain from voting in favor of the reincorporation proposal with respect to all shares of Common Stock owned by the beneficial holder.

If a holder of Company stock wishes to dissent, such holder must send to the Company, before the vote on the reincorporation merger is taken, written notice of such holder's intention to demand payment for such holder's shares of stock if the reincorporation merger is effectuated and such holder must refrain from voting in favor of the reincorporation merger. Neither a vote against the reincorporation proposal nor any proxy directing such vote, nor abstention from voting on the reincorporation proposal will satisfy the requirement for a written notice to the Company of the holder's intention to demand payment. All such notices should be mailed to 650 Madison Avenue, New York, New York 10022, Attention: Kraig G. Fox, Secretary.

If the reincorporation merger is authorized at the special meeting, then, within ten days thereafter, we will provide to any holder of Company stock still entitled to demand payment, a written notice containing all information and instructions required by Colorado law for any such holder to complete the demand, including certain deadlines by which the Company must receive from a dissenting holder a formal notice demanding payment from the Company and such holders share certificates representing such dissenting holder's shares of Company stock.

We will pay to a holder of Company stock, if eligible, and if such holder has validly exercised his, her or its dissenters' rights under Article 113 of the CBCA, the amount we estimate is the fair value of the dissenting holder's shares plus interest at the rate provided in Article 113 of the CBCA from the effective date of the reincorporation until the payment date. We also will provide the information required by Article 113 of the CBCA to the dissenting owner of Company stock entitled to receive payment.

If the holder of shares of Company stock has validly exercised dissenters' rights under Article 113 of the CBCA and believes that (i) the amount offered or paid is less than the fair value of such holder's shares or that the interest was incorrectly calculated, (ii) we have failed to make the payment within sixty days of the deadline for receiving payment demand, or (iii) we do not return deposited certificates when required to do so, the dissenting holder may give notice to us of such holder's estimate of the fair market value of such holder's shares and the amount of interest due and demand payment of such estimate, less any payment previously made by us, or the dissenting holder may reject our offer and demand payment of the fair value of the shares and interest due. If a dissenting holder's demand for payment remains unresolved, then we may, within sixty days of receipt thereof, commence a proceeding and petition the court to determine the fair value of such dissenting holder's shares and interest due thereon. If we do not timely make such a request, we must pay the dissenting holder the amount set forth in such holder's demand for payment.

SPEA has retained the right to elect not to proceed with the Reincorporation Proposal if greater than 1% of the Shareholders entitled to vote properly exercise their dissenters rights.

If you wish to seek dissenters' rights, you are urged to review the applicable Colorado statutes attached to this document as Appendix D.

Principal Reasons For the Reincorporation Proposal

For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware, or have chosen to reincorporate in Delaware, in a manner similar to that proposed by the Company. Our Board believes that the principal reasons for considering such a reincorporation are:

•	the development in Delaware over the last century of a well-established body of case law construing the Delaware General Corporation Law, which provides businesses with a greater measure of predictability than exists in any other jurisdiction;

•	the certainty afforded by the well-established principles of corporate governance under Delaware corporate law are of benefit to our Company and Shareholders and should increase our ability to attract and retain quality directors and officers;

•	Delaware corporate law itself, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•	the Delaware Court of Chancery, which brings to its handling of complex corporate issues a level of experience, a speed of decision and a degree of sophistication and understanding unmatched by any other court in the country, and the Delaware Supreme Court, the only appeals court; and

•	the Delaware General Assembly, which each year considers and adopts statutory amendments that have been proposed by the Corporation Law Section of the Delaware bar to meet changing business needs.

Significant Changes Caused By Reincorporation

In general, our corporate affairs are presently governed by the corporate law of Colorado, our state of incorporation, the Colorado Charter and by the Colorado Bylaws, which have been adopted pursuant to Colorado law. The Colorado Charter and Colorado Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to us at 650 Madison Avenue, New York, New York 10022, Attn: Kraig Fox, Secretary.

Following the Merger, issues of corporate governance and control would be controlled by Delaware, rather than Colorado, corporate law. The Colorado Charter and Colorado Bylaws, will, in effect, be replaced by the Delaware Charter and the Delaware Bylaws, copies of which are attached as Appendices B and C, respectively, to this Proxy Statement. The following comparison of the charters and the bylaws of SPEA and CKX and significant differences between the corporation laws of Delaware and Colorado is not intended to be an exhaustive list of all such differences or a complete description of the differences, and is qualified in its entirety by the CBCA, the Delaware General Corporation Law and the relevant charter and by-laws.

Comparison of the Charters and the Bylaws of SPEA and CKX and Significant Differences Between the Corporation Laws of Delaware and Colorado

Fiduciary Duties of Directors

Both Delaware and Colorado law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Colorado and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve, as well as their shareholders.

The fiduciary duty provisions included in Colorado corporate law may provide significantly broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a change in control.

The following summarizes certain aspects of Delaware and Colorado law as they relate to fiduciary duties of directors:

Standard of Care

Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation.

A director of a Colorado business corporation must perform his or her duties as a director in good faith, with the care an ordinary person in a like position would exercise under similar circumstances and with a view to the best interests of the corporation.

Anti-Takeover Laws

Section 203 of the Delaware General Corporation Law contains certain "anti-takeover" provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its certificate of incorporation or bylaws. CKX has elected to opt out of the provisions of Section 203. Section 203 precludes a corporation from engaging in any "business combination" with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets.

The three-year waiting period does not apply, however, if any of the following conditions are met:

•	the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained ownership of more than 15% of the corporation's stock;

•	once the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

•	at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

The CBCA does not contain any similar business combination provisions.

Par Value of Capital Stock; Surplus; Capital

Delaware law recognizes the concepts of par value, surplus and capital.

The concepts of par value, surplus and capital do not exist under the CBCA, though par value stock is permitted.

Dividend Rights and Repurchase of Shares

Under Delaware corporate law, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits, for the fiscal year in which the dividends are declared and/or for its preceding fiscal year, provided that dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Surplus is defined as net assets minus stated capital. Delaware corporate law applies different tests to the payment of dividends and the repurchase of shares.

The CBCA provides that the payment of distributions is generally permissible unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were dissolved at the time the dividend was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution of the corporation are greater than those of the shareholders receiving the dividend. Because Colorado law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus, the above limitation is the only limitation with respect to the declaration of dividends by the board of directors of the Company, so long as the distributions are reasonable under the circumstances.

Reacquisition of Stock by the Corporation

Delaware corporate law provides that a corporation may repurchase or redeem its shares if, among other things, such repurchase or redemption will not impair the capital of the corporation and if the shares are redeemable at the option of corporation the corporation does not pay more that the redemption price.

Under the CBCA, a company may acquire its own shares, subject to certain limitations, and except in certain circumstances (which may include a prohibition on reissuance in the articles of incorporation), such shares will constitute authorized but unissued shares.

Liability of Directors and Officers

Delaware corporate law permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

•	a breach of the duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of Delaware corporate law; or

•	any transaction from which the director derived an improper personal benefit.

The Delaware Bylaws and the Delaware Charter include provisions which limit the liability of directors of CKX to the maximum extent permitted by law.

Under Colorado corporate law, if provided in the articles of incorporation, a corporation may limit a director's personal liability to the corporation or its shareholders for monetary damages for breach of his or her fiduciary duty, except that no such provision in the articles of incorporation may eliminate or limit the liability of a director for any of the following:

•	breach of the director's duty of loyalty to the corporation or shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a distribution made in violation of Colorado corporate law or the articles of incorporation; or

•	any transaction from which the director directly or indirectly derived an improper personal benefit.

The Colorado Charter provides that SPEA's directors and officers shall not be personally liable for monetary damages for any breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Colorado corporate law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on an officer's or director's breach of such duties.

Indemnification of Directors and Officers

Both Delaware and Colorado permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe that their conduct was unlawful, except that no indemnification may be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable to the corporation. Notwithstanding the foregoing, however, under Delaware law, even a person who has been found liable may still obtain indemnification to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Both Delaware and Colorado corporate law also provide that a corporation may advance to a director or officer expenses incurred by him in defending any action, upon receipt of an undertaking by the present or former director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Under the Delaware Charter, the Company is obligated to indemnify, to the fullest extent permitted under Delaware law, all its directors and officers. Under the Colorado Charter the Company was authorized to indemnify its directors and officers to the fullest extent permitted by Colorado law.

Under Colorado corporate law, unless limited by its articles of incorporation, a Colorado corporation must indemnify its directors and officers who are wholly successful in the defense of any proceeding to which they were a party because of their position as a director or officer against reasonable expenses incurred in connection therewith. In addition, Colorado corporate law requires Colorado corporations to give shareholders, with or before the notice for the next shareholders' meeting, a notice of all indemnification of, or advancement of expenses to, directors of the Company in connection with a proceeding by or in the right of the corporation.

Annual Meetings

Under Delaware law an annual meeting of stockholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the CBCA, a corporation shall hold an annual meeting of shareholders at a time, date and place stated in or fixed in accordance with the bylaws, or, if not so stated or fixed, at a time, date and place stated in or fixed in accordance with a resolution of the board of directors. If no place is stated or fixed, annual meetings shall be held at the corporation's principal office. The failure to hold an annual meeting at the time and date fixed in the bylaws or by resolution will not affect the validity of any corporate action and does not create a forfeiture or dissolution of the corporation. If an annual meeting was not held within the earlier of six months after the close of the corporation's most recently ended fiscal year or 15 months after its last annual meeting, a meeting may be summarily ordered by the appropriate district court upon the application of any shareholder entitled to participate in an annual meeting.

Special Meetings

Under Delaware corporate law, a special meeting of the stockholders may be called by the board of directors or any other person as may be authorized by the bylaws. The Delaware Bylaws provide that special meetings may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.

Under Colorado corporate law, special meetings of shareholders may be called by the board of directors or any other person as may be authorized by the bylaws or a resolution of the board of directors, or at the request in writing (which must include the purpose of the meeting) of shareholders of record owning at least 10% of all the shares entitled to vote at the meeting. Only business within the purpose or purposes described in the notice of the meeting required by the CBCA may be conducted at a special shareholders' meeting. If not otherwise fixed, the record date for determining shareholders entitled to demand a special meeting pursuant to written shareholder demand is the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is 60 days before the date the first of such demands is received by the corporation, whichever is later. Special shareholders' meetings may be held in or out of Colorado at a place stated in or fixed in accordance with the bylaws, or, if not so stated or fixed, at a place stated in or fixed in accordance with a resolution of the board of directors. If no place is so stated or fixed, special meetings shall be held at the corporation's principal office. If a notice of the special meeting was not given (i) within 30 days after the date of the call or (ii) the date the last of the demands necessary to require the calling of the special meeting was received by the corporation; or the special meeting was not held in accordance with the notice, a meeting may be summarily ordered by the appropriate district court upon the application of any person who participated in a call of or demand for a special meeting.

Notice of Adjournment of Shareholder Meetings and Business Transacted at Adjourned Meeting

Under Delaware corporate law, if a meeting of stockholders is adjourned and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. In addition, at the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Colorado corporate law provides that if an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless otherwise required by the bylaws. If, however, a new record date for the adjourned meeting is or must be fixed because the meeting is adjourned for more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given under this section of no fewer than ten nor more than sixty days before the date of the meeting; except that, if the number of authorized shares is to be increased, at least thirty days' notice shall be given to persons who are shareholders as of the new record date.

Fixing Date for Determination of Shareholders of Record

Under Delaware law (i) the record date is not to precede the date upon which the resolution fixing the record date is adopted by the board of directors, (ii) when applicable, the record date is not to be more than 60 days before the meeting or action requiring determination of stockholders, except in the case of an action by written consent, the record date for which must be not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors, and (iii) in the case of a stockholder meeting, in addition to the maximum limit of the record date being not more than 60 days before the meeting, a minimum limit applies to the record date of not less than 10 days before the meeting.

Under the CBCA, with respect to all actions requiring the fixing of a record date (including distributions) other than a shareholder action by written consent, the record date is not to be more than 70 days before the meeting or action requiring a determination of shareholders. With respect to a shareholder action by written consent, the record date is the date on which a writing upon which the action is taken is first received by the Company.

Action by Shareholders Without a Meeting

Delaware corporate law, unlike the CBCA, permits stockholder action to be taken by less than unanimous written consent, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and prompt notice of the action so taken by written consent of the requisite majority of the stockholders is given to the non-consenting stockholders.

The CBCA provides that any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Such action by written consent will be effective as of the date the last writing necessary to effect the action is received by the secretary of the company, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action.

Advance Notice of Director Nominations and Shareholder Proposals

Delaware corporate law does not specify the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting. The Delaware

Bylaws provide that notice of a director nominations or other stockholder proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the proposing stockholder must deliver such notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In the case of a special meeting of stockholders called for the purpose of electing directors, such notice must be received not earlier than the close of business 120 days prior to such meeting, and not later than the later of the close of business 90 days prior to such meeting or the 10th day following the day on which notice of the date of such special meeting was mailed or public announcement of the date of such special meeting is first made.

Colorado corporate law, like Delaware corporate law, does not specify the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting. The Colorado Bylaws have notice provisions for nominations and shareholder proposals similar to those in the Delaware Bylaws.

Amendments To The Articles (Certificate) of Incorporation

Under Delaware corporate law, an amendment or change to the certificate of incorporation generally requires the approval of the board of directors, followed by the approval of such amendment by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. When an amendment of the certificate would adversely affect the rights of a class of stock or the rights of a series of a class, Delaware corporate law provides that the enactment of the amendment also requires the affirmative vote of the holders of a majority of the outstanding shares of such class or series.

Under the CBCA, amendments to the Articles of Incorporation, other than ministerial amendments authorized by the directors without shareholder action, may be proposed by the board of directors of the Company or by the holders of shares representing at least 10% of all of the votes entitled to be cast on the amendment. The board of directors of the Company must recommend the amendment to the shareholders, unless the amendment is being proposed by the shareholders, or unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.

Amendments to Bylaws

Under Delaware corporate law, bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon provided that any corporation may, in its certificate of incorporation, confer this power upon the directors. However, the power vested in the stockholders shall not be divested or limited where the board of directors also has such power. The Delaware Charter provides that the directors have the power to adopt, amend or repeal the Delaware Bylaws. The Delaware Bylaws provide that the vote of a majority of all directors (subject to amendments that are solely within the province of the stockholders) or the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon is required to alter, amend or repeal the bylaws other than to amend the indemnification provisions of the bylaws which requires a resolution adopted by two-thirds of the entire Board of Directors or the affirmative vote of the holders of 75% or more of the outstanding shares of each class of stock entitled to vote thereon.

Under the Colorado corporate law, the board of directors or the shareholders may amend the bylaws at any time to add, change, or delete a provision, unless the articles of incorporation, the CBCA or a particular bylaw prevents the directors from doing so. If authorized by the articles of incorporation, the shareholders may amend the bylaws to fix a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the CBCA. An amendment to the bylaws to add, change, or delete a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater. A bylaw that fixes a greater quorum or voting requirement for shareholders may not be amended by the board of directors. An amendment to the bylaws to add a greater quorum or voting requirement for the board of directors may be amended only by the shareholders, if adopted by the shareholders, or, if adopted by the board of directors, either by the shareholders or by the board of directors.

Interested Director Transactions

Under Delaware corporate law, some contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met.

Under Delaware corporate law, the conditions are that either (1) the shareholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (2) the contract or transaction must have been fair as to the corporation at the time it was approved. Under Delaware corporate law, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

Colorado corporate law specifically prohibits certain loans or credit facilities to interested directors. The CBCA does not, however, automatically void contracts or transactions between a corporation and one of the corporation's directors. Under Colorado corporate law, a contract or transaction is not voidable solely because:

•	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

•	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

•	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

Rather, under Colorado corporate law, contracts or transactions such as those described above are permissible if:

•	the facts surrounding the contract or transaction are known to the board of directors (or a committee of the board of directors) and the board of directors authorize (or an authorized committee), approves, or ratifies the contract or transaction in good faith by a vote without counting the vote of the interested director, even though they are less than a quorum; or

•	the facts or circumstances surrounding the contract or transaction are made known to the shareholders and they authorize, approve or ratify the contract or transaction in good faith by a majority vote of the shareholders entitled to vote thereon; or

•	the contract or transaction is fair as to the corporation.

Removal of Directors

Under Delaware corporate law, any director or the entire board of directors may be removed, with or without cause, by the majority vote of the stockholders then entitled to vote at an election of directors. If any class or series of stock are entitled to elect one or more directors, under Delaware corporate law a majority of the holders such stock, rather than the majority of all stockholders, is required to remove such director.

Under the Delaware Bylaws and the Colorado Bylaws, subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Under the CBCA, the shareholders may remove one or more directors with or without cause, unless the articles of incorporation provide that directors may be removed only for cause, if the number of votes cast in favor of removal exceeds the number of votes cast against removal at a meeting called for that purpose. If a director is elected by a shareholder voting group, only that voting group may vote to remove that director. In addition, Colorado corporate law provides that in a proceeding commenced either by the corporation or by shareholders holding at least ten percent of the outstanding shares of any class, the appropriate district court may remove a director and bar the director from reelection, if the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation and that removal is in the best interests of the corporation.

Shareholder Derivative Suits

The Delaware corporate law requirements for bringing derivative actions are substantially similar to those contained in the CBCA, except that the Delaware corporate law does not impose (i) the reasonable cause requirement and (ii) the security requirement imposed by the CBCA.

Colorado corporate law requires that a plaintiff was a shareholder at the time of the transaction of which plaintiff complains or that plaintiff's shares or voting trust certificates devolved by operation of law from a person who was a shareholder at such time. Under the CBCA, if a court finds that a derivative action was brought without reasonable cause, the court may require the plaintiff to pay the defendants' reasonable expenses attributable to the defense of such action, exclusive of attorney's fees. In addition, a company may, at any time before final judgment, require the plaintiff to give a security for the costs and reasonable expenses which may be incurred by the company or other parties named as defendants in the defense of such action, but not including attorney's fees, if the shareholder instituting the action holds less than 5% of the outstanding shares of any class of the company, unless the shares so held have a market value in excess of $25,000. If the court then finds that the action was instituted without cause, the corporation may have recourse to such security in the amount determined by the court.

Mergers and Major Transactions

Under Delaware corporate law, whenever the approval of the stockholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange requires the affirmative vote of the owners of a majority of the outstanding shares entitled to vote thereon. Notwithstanding the foregoing, under Delaware law, unless required by its certificate of incorporation, no vote of the stockholders of a constituent corporation surviving a merger is necessary to authorize a merger if:

•	the agreement of merger does not amend in any respect the certificate of incorporation of such constituent corporation; and

•	each share of stock of the constituent corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and

•	either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into the common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to the merger.

Under Colorado corporate law, the sale, lease, exchange or disposal of all of the assets of a corporation as well as any merger, consolidation or share exchange generally must be recommended by the board of directors and requires the approval of a majority of the shares of each class of the stock of the corporation entitled to vote on such matters. Under Colorado corporate law, the vote of the shareholders of a Colorado corporation surviving a merger is not required if:

•	the articles of incorporation of the surviving corporation will not substantially differ from its articles of incorporation before the merger; and

•	each shareholder of the surviving corporation before the effective date will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; and

•	the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving entity outstanding immediately before the merger; and

•	the number of participating shares outstanding immediately before the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

Dissenters' Rights of Appraisal

Under both Delaware and Colorado corporate law, a dissenting stockholder of a corporation engaged in certain major corporate transactions may, under certain limited circumstances, be entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash in the amount of the fair market value of his or her shares (as determined by agreement of the parties or a court), in lieu of the consideration that he or she would otherwise receive in any such transaction.

Under Delaware corporate law, unless the certificate of incorporation of a corporation provides otherwise, appraisal rights are only available with respect to a merger or consolidation of a corporation under certain limited circumstances. No appraisal rights are provided in the case of a sale or transfer of all or substantially all of the corporation's assets or an amendment to the corporation's certificate of incorporation. Moreover, Delaware corporate law does not provide appraisal rights in connection with a merger or consolidation, unless the certificate of incorporation provides otherwise, to the owners of shares of a corporation that, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, is either:

•	listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc.; or

•	held of record by more than 2,000 stockholders;

unless the applicable agreement of merger or consolidation requires the owners of these shares to receive, in exchange for these shares, anything other than shares of stock of the resulting or surviving corporation or shares of stock of any other corporation listed on a national securities exchange, designated as described above, or held of record by more than 2,000 holders.

In addition, Delaware corporate law denies appraisal rights to the stockholders of the surviving corporation in a merger if that merger did not require for its approval the vote of the stockholders of the surviving corporation. Under Delaware corporate law, no vote of the stockholders of a surviving corporation is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and certain other conditions are met.

The Delaware Charter does not provide for any appraisal rights in addition to the rights required under Delaware corporate law.

Colorado corporate law provides that shareholders, whether or not entitled to vote, of a corporation are entitled to dissent from and obtain payment of the fair market value of his or her shares in the event of the following corporate actions:

•	consummation of a plan of merger to which the Colorado corporation is a party if (i) approval by the shareholders is required for the merger or (ii) the Colorado corporation is a subsidiary and is merged with its parent where approval of the shareholders is not required;

•	consummation of a plan of exchange to which the Colorado corporation is a party as the corporation whose shares will be acquired;

•	consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of the Colorado corporation for which shareholder approval is required;

•	consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of an entity controlled by the Colorado corporation if the shareholders of the Colorado corporation were entitled to vote on the Colorado corporation's consent to such sale, lease, exchange or other disposition;

•	in the event of a reverse stock split that reduces the number of shares owned by the shareholder to a fraction of a share or scrip if the fractional shares or scrip so created is to be acquired for cash or the scrip is to be voided; or

•	for any other corporate action as may be provided by the corporation's bylaws or a resolution of the board of directors.

While appraisal rights are generally available for a wider number of corporate actions in Colorado than in Delaware, Colorado corporate law with respect to the denial of appraisal rights is similar to Delaware corporate law. That is, Colorado corporate law does not provide appraisal rights to the owners of shares of a corporation that are either:

•	listed on a national securities exchange or on national market system of NASDAQ; or

•	held of record by more than 2,000 shareholders;

on (i) the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the relevant corporate action, (ii) the record date to determine shareholders entitled to consent in writing to such action or (iii) on the effective date of such action if authorized by other than shareholder action, unless the owners of these shares will receive, in exchange for their shares, anything other than shares of stock of the corporation surviving the merger or share exchange, shares of stock of any other corporation listed on a national securities exchange or national market system of NASDAQ, held of record by more than 2,000 holders, cash in lieu of fractional shares or any combination of the foregoing.

Dissolution

Under Delaware corporate law, if the board of directors of the corporation deems it advisable that the corporation should be dissolved and the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereon votes in favor of the proposed dissolution, the corporation shall be dissolved upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware. The corporation shall continue after dissolution for the purposes of defending suits and settling its affairs for a three-year period. Delaware corporate law sets forth payment and distribution procedures a dissolving corporation must follow in connection with winding up its affairs. Such procedures include notification requirements and, under specified circumstances, obtaining the approval of the Delaware Court of Chancery.

Dissolution under Colorado corporate law is substantially the same as under Delaware corporate law except that creditors of dissolved corporations whose claims have not otherwise been cut off may only enforce their claims to the extent of the dissolved corporation's undistributed assets and, if a dissolved corporation's assets have been distributed in liquidation, against such corporation's shareholders to the extent of the total value of the assets distributed to such shareholders.

Corporate Records (Form of Records)

Delaware law provides that any records maintained in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Delaware law does not require that any specific records be kept at any particular place or for a specific period of time.

Colorado law is substantially similar to Delaware law as to the maintenance of corporate records except that a Colorado corporation is required to keep specific records at its principal office, including the corporation's articles of incorporation, the bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to the shareholders, or any specific class thereof, as a group, a list of names and business addresses for all current officers and directors, a copy of the corporation's most recent periodic report and any financial statements prepared for periods ending during the last three years that a shareholder could have requested.

Inspection of Shareholders List and Other Corporate Matters

Delaware corporate law permits any stockholder to inspect a corporation's stockholders' list for a purpose reasonably related to such person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting.

Under Colorado corporate law, any record or beneficial shareholder of the Company may, upon five days' written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon five days' written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of board of directors of the Company, if the shareholder either (i) has been a shareholder for at least 3 months or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person's interests as a shareholder.

Duration of Proxies

Under Delaware corporate law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. In contrast, under Colorado corporate law, a proxy will remain valid for a period of eleven months, unless a different period is provided for in the proxy.

Committees of the Board of Directors

Delaware and Colorado corporate law both provide that the board of directors may delegate certain of their duties to one or more committees elected by a majority of the board. Under Delaware corporate law a committee of the board of directors may exercise any powers and authority of the board of directors in the management of the business and affairs of the corporation, provided that no committee may approve, adopt or recommend to stockholders, any action on any matter expressly required by Delaware corporate law to be submitted to stockholders for approval, or adopt, amend or repeal any by-law of the corporation.

Under Colorado corporate law, unless it is otherwise provided in the articles of incorporation, a committee of the board of directors has and may exercise the powers of the board of directors in the management of the business and affairs of the corporation except that a committee can not authorize distributions, approve or propose actions requiring shareholder approval, fill vacancies on the board of directors or any committees thereof, amend the corporation's articles of incorporation, adopt, amend or repeal the corporation's bylaws, approve a plan of merger not requiring shareholder approval, authorize or approve the reacquisition of shares except according to a formula or method prescribed by the board of directors, or authorize or approve the issuance or sale of share, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares except within limits specifically prescribed by the board of directors.

Differences in Franchise Taxes Payable in Delaware as Opposed to Colorado

In Delaware, a corporation has to pay a franchise tax, which is not based upon income, but rather on formulae involving the number of authorized shares (the Authorized Shares method), or alternatively, the value of the corporation (the Assumed Par Value method), whichever would impose a lesser tax. CKX would mostly likely pay under the Assumed Par Value method, which is based on the amount of total gross assets of the corporation. Under this method, CKX would have owed approximately $165,000 in franchise taxes for 2004, had it been incorporated in Delaware.

There is no franchise tax in Colorado.

Certain Federal Income Tax Considerations

Subject to the limitations, qualifications and exceptions described in this section, it is expected that, for federal income tax purposes, no gain or loss will be recognized by the holders of shares of SPEA Common Stock as a result of the consummation of the Reincorporation Proposal, and no gain or loss will be recognized by SPEA or CKX. In addition, it is expected that each former holder of shares of SPEA common stock will have the same aggregate tax basis in the shares of CKX common stock received by such person in the Reincorporation Proposal as such holder had in the shares of SPEA common stock held by such person at the time of consummation of the Reincorporation Proposal, and such person's holding period with respect to such shares of CKX common stock will include the period during which such holder held the corresponding shares of SPEA common stock, provided the latter were held by such person as capital assets at the time of the consummation of the Reincorporation Proposal.

Our Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation Proposal under the Internal Revenue Code. A successful IRS challenge to the reorganization status of the Reincorporation Proposal would result in a Shareholder recognizing gain or loss with respect to each share of SPEA common stock exchanged in the Reincorporation Proposal equal to the difference between the Shareholder's basis in such share and the fair market value, as of the time of the Reincorporation Proposal, of the shares of CKX common stock received in exchange therefor. In such event, a Shareholder's aggregate basis in the shares of CKX common stock received in the exchange would equal their fair market value on such date, and the Shareholder's holding period for such shares would not include the period during which the Shareholder held shares of SPEA common stock. State, local, or foreign income tax consequences to Shareholders may vary from the federal tax consequences described above.

Shareholders should consult their own tax advisors as to the effect of the Reincorporation Proposal under applicable federal, state, local, or foreign income tax laws.

The Board recommends a vote "FOR" the Agreement and Plan of Merger and the Reincorporation Proposal.

PROPOSAL NO. 4

APPROVAL OF POTENTIAL ISSUANCE OF COMMONS STOCK, IN EXCESS OF 19.9% OF OUR OUTSTANDING COMMON STOCK

In connection with financing the acquisition of the Presley Business described above the Company issued 2,172,400 shares of its Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") and 1,491,817 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"). Under Colorado Law Shareholder approval was not required to approve the issuance of the Series A Preferred Stock or the Series B Preferred Stock. However, since the shares of Common Stock of the Company have recently been listed on the NASDAQ National Market, the Company is required to seek Shareholder approval in accordance with the corporate governance rules of the NASDAQ National Market. Pursuant to Rule 4350(i) of the NASDAQ National Market, stockholder approval is required for a transaction which may result in the issuance by us of 20% or more of our outstanding Common Stock or 20% or more of the voting power outstanding before such issuance at a price per share less than the greater of the book value or the market value of the Common Stock. The aggregate number of shares of Common Stock issued and issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock (based on the current conversion price) could exceed approximately 7,574,537 shares of the Common Stock. Although this represents less than 20% of the Company's outstanding Common Stock, because the conversion price of the Series A Preferred Stock and Series B Preferred Stock is variable as described below and we could in the future reach this threshold, the Company is seeking Shareholder approval of the issuance of such Preferred Stock and the Common Stock issued and issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock.

Each share of Series A Preferred Stock has a stated value of $20.00 per share and is convertible into Common Stock at a conversion price as more fully described below. Holders of the Series A Preferred Stock are not entitled to any dividends beyond participating on an as converted basis in dividends declared with respect to the Common Stock. The shares of Series A Preferred Stock are convertible into Common Stock at any time at the option of the holder. The shares of Series A Preferred Stock become convertible at the Company's option if, at any time following the third anniversary of issuance the average closing price of the Common Stock over a thirty day trading period equals or exceeds $15.00. In addition, in the event that at any time after issuance (i) the total market capitalization of the outstanding shares of Common Stock equals or exceeds $500 million, and (ii) the average closing price of the Common Stock over a period of thirty consecutive trading days equals or exceeds $15.00, the Company shall have the right to convert such number of shares of Series A Preferred Stock with an aggregate stated value of up to 25% of the market value of all publicly traded Common Stock (excluding shares held by affiliates of the Company). The Company cannot force conversion of any shares of Series A Preferred Stock during the lockup period described below.

The holders of the Series A Preferred Stock have certain anti-dilution protection with respect to the Series A Preferred Stock. The conversion price of the Series A Preferred Stock, which was $10.00 per share at issuance, is subject to adjustment upon (i) issuances of Common Stock at a price below $10.00 per share, and (ii) the exercise or conversion of convertible stock, warrants, options (other than employee incentive stock options) or other similar derivatives relating to Common Stock, in each case at a price below $10.00 per share. Further, if, at the time the shares of Series A Preferred Stock are converted by the Company, there are outstanding and unconverted or unexercised below $10.00 convertible stock, options or warrants for which no adjustment was made at issuance, then the holders of the Series A Preferred Stock shall receive "penny warrants" to purchase shares equal to 50% of the number of additional shares that would have been received upon conversion of the Series A Preferred Stock had an adjustment been made to the conversion price upon issuance of the below $10 convertible stock, options or warrants. The "penny warrants" shall only become exercisable upon exercise or conversion of the below $10 convertible stock, options or warrants that caused their issuance and shall expire upon the expiration of such below $10 convertible stock, options or warrants.

Notwithstanding the formula described above, the terms of the Series A Preferred Stock specifically provided for an adjustment for the issuance of the 15,486,815 warrants issued but not exercised by the recipients thereof immediately following the closing of the Presley acquisition, but no adjustment in connection with the issuance and exercise of the warrants received by the Huff Alternative Fund LP or the Huff Alternative Parallel Fund LP at closing or for the 5,000,000 warrants which were issued and exercised immediately following closing. After giving effect to the adjustment described in the preceding sentence, the current conversion price of the Series A Preferred Stock is $7.18 per share of Common Stock, so that each share of Series A Preferred Stock is convertible into approximately 2.8 shares of Common Stock. This anti-dilution protection terminates in the event that the average closing price of the Common Stock over a thirty day trading period at any time equals or exceeds $15.00 and, during the thirty consecutive trading day period, the holders of a majority of the outstanding shares of Series A Preferred Stock otherwise had the opportunity to convert their Series A Preferred Stock and dispose of all shares received following such conversion.

During the first three years following issuance, the Company shall have the option to redeem part or all of the Series A Preferred Stock using up to 25% of the proceeds from each registered public offering or private investment in public equity ("PIPES") transaction: (i) during the first twelve months following issuance, at a price of $23.10 per share, and (ii) at all times thereafter, at a price that will provide the holders of the Series A Preferred Stock with an IRR of 15.5% on the shares of Series A Preferred Stock being sold.

The holders of the Series A Preferred Stock vote with the holders of Common Stock on all matters on an as converted basis and vote separately as a class with respect to authorizing any of the following: (i) an increase in the authorized number of shares of Series A Preferred Stock, (ii) the issuance of additional shares of Series A Preferred Stock, (iii) the creation or issuance of any equity securities having rights, preferences or privileges senior to or on parity with the Series A Preferred

Stock, (iv) amending the Company's Certificate of Incorporation or By-Laws in a manner that is adverse to the Series A Preferred Stock, (v) the declaration or payment of dividends on equity securities ranking on a parity with or junior to the Series A Preferred Stock, and (vi) the repurchase or redemption any of the Company's outstanding equity securities other than shares of the Series A Preferred Stock. Upon a liquidation, the holders of the Series A Preferred Stock are entitled to receive in preference to the holders of any other class or series of the Company's equity securities (other than the Series B Preferred Stock) a cash amount per share equal to the greater of the of the stated value plus any accrued but unpaid dividends or the amount to which they would be entitled had they converted to Common Stock.

Each share of Series B Preferred Stock has a stated value of $15.30 and entitles the holder to receive an annual dividend calculated at a rate of 8% of the stated value. The shares of Series B Preferred Stock are convertible into Common Stock at any time at a conversion price equal to the stated value, subject to adjustments in connection with anti-dilution protection for normal stock splits, stock dividends and reorganizations. The shares of Series B Preferred Stock become convertible at the Company's option from and after the third anniversary of the date of issuance, if, at any time, the average closing price of the Common Stock over a thirty day trading period equals or exceeds 150% of the conversion price.

The holders of the Series B Preferred Stock vote with the holders of Common Stock on all matters on an as converted basis and vote separately as a class with respect to authorizing any of the following: (i) an increase in the authorized number of shares of Series B Preferred Stock, (ii) the issuance of additional shares of Series B Preferred Stock, (iii) the creation or issuance of any equity securities having rights, preferences or privileges senior to or on parity with the Series B Preferred Stock, (iv) amending the Company's Certificate of Incorporation or By-Laws in a manner that is adverse to the Series B Preferred Stock, (v) the declaration or payment of dividends on equity securities ranking on a parity with or junior to the Series B Preferred Stock, and (vi) the repurchase or redemption of any of the Company's outstanding equity securities other than shares of the Series B Preferred Stock or the Series A Preferred Stock. Upon a liquidation, the holders of the Series B Preferred Stock are entitled to receive in preference to the holders of any other class or series of the Company's equity securities (other than the Series A Preferred Stock, which rank on a parity with the Series B Preferred Stock in respect of liquidation), a cash amount per share equal to the greater of the stated value plus accrued but unpaid dividends, or the amount to which they would be entitled to receive had they converted into Common Stock.

During the period beginning seven years and six months following the date of issuance and ending eight years and six months following the date of issuance, the Company can redeem the outstanding shares of Series B Preferred Stock, in whole or in part, for an aggregate price equal to the stated value plus accrued but unpaid dividends through the date of redemption. If we do not exercise this redemption right, the conversion price with respect to all remaining shares of Series B Preferred Stock is thereafter reduced to the lower of (i) the conversion price then in effect and (ii) the average closing price of the Common Stock over a thirty day trading period measured as of the last day of the redemption period.

Accordingly, the Board of Directors is hereby submitting to the Shareholders of the Company for their approval of the issuance by the Company of the Series A Preferred Stock and Series B Preferred Stock and the Common Stock issuable in connection with the conversion of or otherwise pursuant to the Series A Preferred Stock and Series B Preferred Stock in accordance with Rule 4350(i) of the NASDAQ National Market. There is no guarantee the holders of the Series A Preferred Stock or Series B Preferred Stock will convert their shares upon the Shareholders granting approval of the issuance by the Company of the Common Stock. The likelihood that the holders of the Series A Preferred Stock or Series B Preferred Stock will convert their remaining shares upon the Shareholders granting approval of the issuance by the Company of the Common Stock also depends on the then current trading price of the Common Stock.

If the Company fails to obtain Shareholder approval hereunder and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock exceed 20% of the outstanding Common Stock of the Company, the Company may be required to redeem the Series A Preferred Stock and Series B Preferred Stock so as to remain in compliance with the rules of the NASDAQ National Market or risk being delisted.

The Board of Directors believes having the ability to allow the full conversion of the Series A Preferred Stock and Series B Preferred Stock into Common Stock is in the best interest of the Company because such conversion will benefit the Company by eliminating the overhang associated with such shares of the Series A Preferred Stock and Series B Preferred Stock as they are converted, eliminating the redemption features and leaving the Company cash to meet its business objectives. Accordingly, the Board of Directors recommends that you vote for approval of the issuance of the Series A Preferred Stock, Series B Preferred Stock and the shares of Common Stock issued and issuable upon the conversion of such outstanding Preferred Stock.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' APPROVAL OF THE ISSUANCE OF THE COMMON STOCK ISSUABLE UPON THE CONVERSION OF OUTSTANDING SERIES A PREFERRED STOCK SERIES B PREFERRED STOCK.

PROPOSAL NO. 5

ADOPTION OF THE 2005 OMNIBUS LONG-TERM INCENTIVE
COMPENSATION PLAN

We have established a 2005 Omnibus Long-Term Incentive Compensation Plan (the "Plan") for the purpose of recruiting and retaining our officers, employees, directors and consultants. The Plan authorizes the issuance of options to purchase shares of Common Stock and the grant of restricted common stock awards, deferred shares, performance shares and performance units. Section 162(m) of the Code ("Section 162(m)") limits a corporation's income tax deduction for compensation paid to each executive officer to $1 million per year unless the compensation qualifies as "performance-based compensation." In general, for a grant under the Plan to qualify as "performance-based compensation," the Plan must have been approved by our public Shareholders. The availability of the exemption for awards of performance-based compensation depends upon obtaining approval of the Plan by our public Shareholders. Our Board has determined that it is in the best interests to seek Shareholder approval at the Special Meeting.

The discussion below is merely a summary of the Plan and does not provide detailed information for every aspect of the Plan. For a more complete description of the terms of the Plan, please see a copy of the Plan attached as Appendix E to our Proxy Statement.

Summary of the 2005 Omnibus Long-Term Incentive Plan

Administration

Administration of the Plan is carried out by the Compensation Committee of the Board. The Compensation Committee may delegate a portion of its authority under the Plan to one or more of our officers. As used in this summary, the term "administrator" means the Compensation Committee or its delegate.

Eligibility

Our officers and employees and those of our subsidiaries are eligible to participate in the Plan. Our directors and other persons that provide consulting services to us and our subsidiaries are also eligible to participate in the Plan. The term subsidiary is used in this summary to refer to both corporate subsidiaries and other entities, such as partnerships and limited liability companies, for which we directly or indirectly control at least 50% of the equity and any other entity in which we have a material equity interest and which is designated as an "affiliate" by the Compensation Committee.

Maximum Shares and Award Limits

Under the Plan, the maximum number of shares of Common Stock that may be subject to stock options, stock awards, deferred shares or performance shares is 4,000,000. No one participant may receive awards for more than 800,000 shares of Common Stock in any one calendar year. The maximum number of shares of Common Stock that may be issued to any one participant over the life of the Plan is 800,000. The maximum number of performance units that may be payable to a participant in any one calendar year is $800,000 for each full or fractional year included in the performance period for the award granted during the calendar year. These limitations, and the terms of outstanding awards, will be adjusted without the approval of our Shareholders as the administrator determines is appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If an option terminates, expires or becomes unexercisable, or shares of Common Stock subject to a stock award, grant of performance shares, grant of deferred shares are forfeited, the shares subject to such option, stock award, grant of performance shares or grant of deferred shares are available under the first sentence of this paragraph for future awards under the Plan. In addition, shares which are issued under any type of award under the Plan and which are repurchased or reacquired by us at the original purchase price for such shares are also available under the first sentence of this paragraph for future awards under the Plan.

Stock Options

The Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code") and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries which are treated as corporations for federal income tax purposes. No participant may be granted incentive stock options that are exercisable for the first time in any calendar year for Common Stock having a total fair market value (determined as of the option grant) in excess of $100,000.

The administrator will select the participants who are granted options and, consistent with the terms of the Plan, will prescribe the terms of each option, including the vesting rules for such option. The option exercise price cannot be less than the Common Stock's fair market value on the date the option is granted, and in the event a participant is deemed to be a 10% owner of our Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the Common Stock's fair market value on the date the option is granted. The Plan prohibits repricing of an outstanding option, and therefore, the administrator may not, without the consent of the Shareholders, lower the exercise price of an outstanding option. This limitation does not, however, prevent adjustments resulting from stock dividends, stock splits, reclassifications of stock or similar events. The option price may be paid in cash or, with the administrator's consent, by surrendering shares of Common Stock, or a combination of cash and shares of Common Stock. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years, and in the event a participant is deemed to be a 10% owner of our Company or one of our corporate subsidiaries, the maximum period for an incentive stock option granted to such participant cannot exceed five years. Options generally will be nontransferable except in the event of the participant's death but the administrator may allow the transfer of non-qualified stock options to a designated beneficiary.

Stock Awards and Performance Based Compensation

The administrator also will select the participants who are granted restricted Common Stock awards and, consistent with the terms of the Plan, will establish the terms of each stock award. A restricted Common Stock award may be subject to payment by the participant of a purchase price for shares of Common Stock subject to the award, and a stock award may be subject to vesting requirements or transfer restrictions or both, if so provided by the administrator. Those requirements may include, for example, a requirement that the participant complete a specified period of service or that certain performance objectives be achieved. The performance objectives may be based on the individual performance of the participant, our performance or the performance of our Affiliates, subsidiaries, divisions, departments or functions in which the participant is employed or has responsibility. In the case of a performance objective for an award intended to qualify as "performance based compensation" under Section 162(m), the objectives shall include (1) earnings per share; (2) increase in revenues or margins; (3) increase in cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings, earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; and (14) increases in assets under management.

Deferred Shares

The Plan also authorizes the grant of deferred shares, i.e., the right to receive a future delivery of shares of Common Stock, if certain conditions are met. The administrator will select the participants who are granted awards of deferred shares and will establish the terms of each grant. The conditions established for earning the grant of deferred shares may include, for example, a requirement that certain performance objectives, such as those described above, be achieved.

Performance Shares and Performance Units

The Plan also permits the grant of performance shares and performance units to participants selected by the administrator. A performance share is an award designated in a specified number of shares of Common Stock that is payable in whole or in part, if and to the extent certain performance objectives are achieved. A performance unit is a cash bonus that is payable in whole or in part, if and to the extent certain performance objectives are achieved. The performance objectives will be prescribed by the administrator for grants intended to qualify as "performance based compensation" under Section 162(m) and will be stated with reference to the performance objectives described above. A grant of performance units may be settled by payment of cash, shares of Common Stock or a combination of cash and shares and may grant to the participant or reserve to the administrator the right to elect among these alternatives.

Amendment and Termination

No awards may be granted under the Plan after the seventh anniversary of the adoption of the Plan. The Board may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of our Shareholders if it increases the aggregate number of shares of Common Stock that may be issued under the Plan, changes the class of employees eligible to receive incentive stock options or shareholder approval is required by any applicable law, regulation or rule, including any rule of any applicable securities exchange or quotation system. No amendment or termination of the Plan will affect a participant's rights under outstanding awards without the participant's consent.

Federal Income Tax Aspects of the Plan

The following is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. The tax consequences of awards under the Plan depend upon the type of award and if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.

Section 409A was added to the Code on October 22, 2004 upon the enactment of the American Jobs Creation Act of 2004. Section 409A provides that all compensation deferred after December 31, 2004 under a "nonqualified deferred compensation plan" will be includible in gross income for the tax year, to the extent not subject to a "substantial risk of forfeiture" and not previously included in gross income, if, at any time during the tax year, the plan either fails to meet the requirements for (i) distributions, (ii) acceleration of benefits, and (iii) elections, or is not operated in accordance with any of the aforementioned requirements. The definition of a "nonqualified deferred compensation plan" is broad enough to include stock options, supplemental executive retirement plans, restricted stock, bonus and incentive deferral arrangements, restricted stock units, and phantom stock plans. Section 409A gives the Treasury Department the authority to issue Treasury Regulations as necessary to carry out the purposes of the section. Notice 2005-1 has been issued to serve as interim guidance until such regulations are issued. Section 409A is not intended to change the tax treatment of incentive stock options (ISOs) and options granted under employee stock purchase plans (ESPPs). Furthermore, the section is not intended to apply to nonstatutory options (also referred to as nonqualified stock options) if such options (i) are taxable under Section 83 of the Tax Code; (ii) provide for the grant of the option with a strike price that is not less than the fair market value of the underlying stock on the date of grant; and (iii) do not include any deferral feature other than the feature that the option holder has the right to exercise the option in the future.

Incentive Stock Options

The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient's liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition in an amount equal to any excess of the market value of the Common Stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, we will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

Nonqualified Stock Options

The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. Our Company will take a tax deduction equal to the amount of ordinary income realized by the option recipient by reason of the exercise of the option.

Other Awards

The payment of other awards under the Plan will generally be treated as ordinary compensation income at the time of payment or, in the case of restricted common stock subject to a vesting requirement, at the time substantial vesting occurs. A recipient who receives restricted shares which are not substantially vested, may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares. The amount of ordinary compensation income is equal to the amount of any cash and the amount by which the then fair market value of any Common Stock received by the participant exceeds the purchase price, if any, paid by the participant. Subject to the application of Section 162(m), we will receive a tax deduction for the amount of the compensation income.

Section 162(m)

Section 162(m) would render non-deductible to our Company certain compensation in excess of $1,000,000 in any year to certain officers of our Company unless such excess is "performance-based compensation" (as defined in the Code) or is otherwise exempt from Section 162(m), such as under the transition rule described above. Options, performance units and performance shares granted under the Plan are designed to qualify as performance-based compensation. As described above with respect to restricted common stock and deferred shares, the administrator may condition such awards on attainment of one or more performance goals that are intended to qualify such awards as performance-based compensation.

All future awards under the Plan will be discretionary and therefore are not determinable at this time.

Approval of the Plan requires the affirmative vote of a majority of the votes cast on the matter by holders of our outstanding shares entitled to vote thereon at the Special Meeting, provided a quorum is present.

Our Board has determined it to be advisable and in the best interests of us and our Shareholders to adopt the Plan. Our Board unanimously recommends that you vote "FOR" the Plan.

SUBMISSION OF SHAREHOLDER PROPOSALS

We intend to hold our next annual meeting of Shareholders on or about May 31, 2006. Any Shareholder proposal not relating to the election of directors requested to be considered for inclusion in our proxy statement and form of proxy for such annual meeting of Shareholders and in respect of which we are being asked to take action must be received at our office at 650 Madison Avenue New York New York 10022 , no later than January 31, 2006.

Notwithstanding the aforementioned deadline, under our bylaws, a Shareholder must follow certain other procedures to nominate persons for election as directors or to properly present other business at a special meeting of Shareholders. These procedures provide that Shareholders desiring to nominate directors and/or to properly present a subject of business for consideration at a meeting must do so by written notice timely received by our Secretary. With respect to proposals for the 2006 Annual Meeting, our Secretary must receive notice of such proposal no later than January 31, 2006.

By Order of the Board of Directors

Kraig G. Fox
Secretary

                                            , 2005

APPENDIX A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of          , 2005, is entered into between Sports Entertainment Enterprises, Inc., a public company incorporated in the State of Colorado ("SPEA" or the "Company"), and CKX, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CKX").

RECITALS

WHEREAS, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

WHEREAS, in connection with the transaction contemplated herein, the Board of Directors of the Company has unanimously approved an amendment of the Articles of Incorporation of the Company in order to increase the authorized number of the Company's shares of capital stock from one hundred million (100,000,000) shares of common stock, no par value, and five million (5,000,000) shares of preferred stock, no par value, to two hundred seventy-five million (275,000,000) shares of capital stock, consisting of two hundred million (200,000,000) shares of common stock, par value $0.01 per share (the "SPEA Common Stock"), and seventy-five million (75,000,000) shares of blank check preferred stock, par value $0.01 per share (the "SPEA Preferred Stock,"as described in more detail below), of which forty-three million nine hundred and sixty-three thousand one hundred and eighty-five (43,963,185) shares of SPEA Common Stock are issued and outstanding, two million one hundred and seventy-two thousand four hundred (2,172,400) shares of Series A Convertible Redeemable Preferred Stock of the Company (the "SPEA Series A Preferred Stock") are issued and outstanding, one million four hundred and ninety-one thousand eight hundred and seventeen (1,491,817) shares of Series B Convertible Preferred Stock of the Company (the "SPEA Series B Preferred Stock") are issued and outstanding, and one (1) share of Series C Convertible Preferred Stock of the Company (the "SPEA Series C Preferred Stock") is issued and outstanding;

WHEREAS, CKX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and on the date of this Agreement has authority to issue two hundred million (200,000,000) shares of common stock, par value $0.01 per share (the "CKX Common Stock"), and seventy-five million (75,000,000) shares of blank check preferred stock, par value $0.01 per share (the "CKX Preferred Stock"), of which 100 shares of CKX Common Stock are issued and outstanding and owned by the Company;

WHEREAS, the respective Boards of Directors of the Company and CKX and the stockholder of CKX have determined that, for purposes of effecting the reincorporation of the Company in the State of Delaware, it is advisable, to the advantage of and in the best interests of CKX and its stockholder and the Company and its shareholders that the Company merge with and into CKX upon the terms and subject to the conditions herein provided (the "Reincorporation Merger");

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Reincorporation Merger to qualify as a reorganization under the provisions of Section 368 of the Code; and

WHEREAS, the respective Boards of Directors of the Company and CKX and the stockholder of CKX have unanimously adopted and approved this Agreement, and the Board of Directors of the Company has directed that this Agreement be submitted for approval by vote of the holders (the "Shareholders") of shares of (a) SPEA Common Stock, (b) SPEA Series A Preferred Stock, (c) SPEA Series B Preferred Stock, and (d) SPEA Series C Preferred Stock.

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agrees as follows:

ARTICLE I

THE REINCORPORATION MERGER; EFFECTIVE TIME

1.1. The Reincorporation Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), the Company shall be merged with and into CKX whereupon the separate existence of the Company shall cease. CKX shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") in the Reincorporation Merger and shall continue to be governed by the laws of the State of Delaware. The Surviving Corporation shall continue to operate the business of the Company under the name, "CKX, Inc." The Reincorporation Merger shall have the effects specified in the General Corporation Law of the State of Delaware, as amended (the "DGCL") and in the Colorado Business Corporation Act, as amended (the "CBCA"), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of the Company, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Company, including, without limitation, all employee benefit plans and arrangements, stock options plans, and all indebtedness, of the Company.

1.2. Effective Time.    Provided that the condition set forth in Section 5.1 has been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 6.1, on the date of the closing of the Reincorporation Merger, the Company and CKX shall cause Articles of Merger to be executed and filed with the Secretary of State of Colorado (the "Colorado Articles of Merger") and a Certificate of Merger to be executed and filed with the Secretary of State of Delaware (the "Delaware Certificate of Merger"). The Reincorporation Merger shall become effective at 12:00 a.m., New York City time, on          , 2005, or upon the date and time specified in the Colorado Articles of Merger and the Delaware Certificate of Merger (the "Effective Time").

ARTICLE II

CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

2.1. The Certificate of Incorporation.    The certificate of incorporation of CKX in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

2.2. The Bylaws.    The bylaws of CKX in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

3.1. Officers.    The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

3.2. Directors.    The directors and the members of the various committees of the board of directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE IV

EFFECT OF MERGER ON CAPITAL STOCK

4.1. Effect of Merger on Capital Stock.    At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of the Company, CKX or the Shareholders:

(a) Each share of SPEA Common Stock (other than shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") exercising dissenters' rights pursuant to Article 113 of the CBCA), issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of CKX Common Stock with the same rights, powers and privileges as the shares so converted, and all shares of SPEA Common Stock shall be cancelled and retired and shall cease to exist. At the Effective Time, the shares of CKX Common Stock shall be listed for quotation on the NASDAQ National Market, under the ticker symbol, "CKXE."

(b) Each share of SPEA Series A Preferred Stock, issued and outstanding immediately prior to the Effective Time, shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Series A Convertible Redeemable Preferred Stock of CKX ("CKX Series A Preferred Stock"), with the same rights, powers and privileges as the shares so converted, and all shares of SPEA Series A Preferred Stock shall be cancelled and retired and shall cease to exist.

(c) Each share of SPEA Series B Preferred Stock, issued and outstanding immediately prior to the Effective Time, shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Series B Convertible Preferred Stock of CKX ("CKX Series B Preferred Stock"), with the same rights, powers and privileges as the shares so converted, and all shares of SPEA Series B Preferred Stock shall be cancelled and retired and shall cease to exist.

(d) Each share of SPEA Series C Preferred Stock, issued and outstanding immediately prior to the Effective Time, shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Series C Convertible Preferred Stock of CKX ("CKX Series C Preferred Stock"), with the same rights, powers and privileges as the shares so converted, and all shares of SPEA Series C Preferred Stock shall be cancelled and retired and shall cease to exist.

(e) Each option, warrant, purchase right, unit or other security of the Company issued and outstanding immediately prior to the Effective Time, by virtue of the Merger Reincorporation and without any action on part of the holder thereof, shall be (i) converted into and shall be an identical security of CKX, and (ii) in the case of securities to purchase shares of SPEA Common Stock, converted into the right to purchase the same number of shares of CKX Common Stock as the number of shares of SPEA Common Stock that were acquirable pursuant to such security, at a price per share equal to the exercise price of such security, and upon the same terms and subject to the same conditions as set forth in the agreements entered into by the Company pertaining to such security. A number of shares of CKX Common Stock shall be reserved for the purposes of the exercise of such options, warrants, purchase rights, units or other securities equal to the number of shares of SPEA Common Stock so reserved immediately prior to the Effective Time.

(f) Each share of treasury stock owned by the Company shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

(g) At the Effective Time, the 100 shares of CKX Common Stock presently issued and outstanding in the name of the Company shall be cancelled and retired and resume the status of authorized and unissued shares of CKX Common Stock, and no shares of CKX Common Stock or other securities of CKX Common Stock shall be issued in respect thereof.

4.2. Certificates.    At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of SPEA Common Stock (other than Dissenting Shares), or options, warrants, purchase rights, units or other securities of the Company, if any, shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective CKX Common Stock, or options, warrants, purchase rights, units or other securities of CKX, if any, as the case may be, into which the shares of SPEA Common Stock, or options, warrants, purchase rights, units or other securities of the Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of CKX Common Stock, or options, warrants, purchase rights, units or other securities of CKX, if any, as the case may be, evidenced by such outstanding certificate, as above provided.

4.3. Rights of Former Holders.    From and after the Effective Time, no holder of certificates which evidenced SPEA Common Stock or SPEA Preferred Stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of CKX Common Stock or CKX Preferred Stock into which such SPEA Common Stock or SPEA Preferred Stock shall have been converted pursuant to the Reincorporation Merger.

4.4. Dissenters' Rights.    No Dissenting Shareholder shall be entitled to shares of CKX Common Stock under this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Reincorporation Merger under the CBCA, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Article 113 of the CBCA with respect to Dissenting Shares owned by such Dissenting Shareholder. If any person or entity who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares which would be Dissenting Shares but for that failure to perfect or withdrawal or loss of the right to dissent, such Dissenting Shares shall thereupon be treated as though such Dissenting Shares had been converted into shares of CKX Common Stock pursuant to Section 4.1 hereof.

ARTICLE V

CONDITION

5.1. Condition to Each Party's Obligation to Effect the Reincorporation Merger.    The respective obligation of each party hereto to effect the Reincorporation Merger is subject to receipt prior to the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by the Shareholders pursuant to the CBCA and the Articles of Incorporation and bylaws of the Company.

ARTICLE VI

TERMINATION

6.1. Termination.    This Agreement may be terminated, and the Reincorporation Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the Shareholders, if the board of directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation Merger would be inadvisable or not in the best interests of the Company and its shareholders. Notwithstanding the foregoing, the Company retains the right to elect not to proceed with the Reincorporation Merger if greater than 1% of the Shareholders entitled to vote properly exercise their dissenters' rights. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or CKX, or any of their respective shareholders, directors or officers.

ARTICLE VII

MISCELLANEOUS AND GENERAL

7.1. Further Assistance.    From and after the Effective Time, as and when required by CKX or by its successor and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in CKX the title to and possession of all the property, interests, assets, rights, privileges, immunities, power, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement, and the officers and directors of CKX are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7.2. Modification or Amendment.    Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of SPEA Common Stock shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any provision of the certificate of incorporation of the Surviving Corporation to be effected by the Reincorporation Merger, or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

7.3. Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7.4. GOVERNING LAW.    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

7.5. Entire Agreement.    This Agreement constitutes the entire agreement and supercedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

7.6. No Third Party Beneficiaries.    This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.7. Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.8. Headings.    The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

7.9. Approval of the Company as the Sole Stockholder of CKX.    By its execution and delivery of this Agreement, the Company, as the sole stockholder of CKX, consents to, approves and adopts this Agreement and approves the Reincorporation Merger, subject to the approval and adoption of this Agreement by the affirmative vote of a majority of the shares of capital stock of the Company entitled to vote. The Company agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and Reincorporation Merger as the sole stockholder of the Delaware Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

SPORTS ENTERTAINMENT ENTERPRISES, INC.
By:
Name: Title:
CKX, INC.
By:
Name: Title:

APPENDIX B

CERTIFICATE OF INCORPORATION

OF

CKX, INC.

Pursuant to Section 102 of the General Corporation Law of the
State of Delaware

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:    The name of the corporation is CKX, Inc. (the "Corporation").

SECOND:    The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares which the Corporation shall have authority to issue is 275,000,000 shares of capital stock consisting of (i) 200,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and (ii) 75,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock").

Out of the Corporation's authorized shares of Preferred Stock, 2,172,400 shares shall be designated "Series A Convertible Redeemable Preferred Stock," with a stated value of $20.00 per share. The voting and other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Corporation's Series A Convertible Redeemable Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

Out of the Corporation's authorized shares of Preferred Stock, 1,491,817 shares shall be designated "Series B Convertible Preferred Stock," with a stated value of $15.30 per share. The voting and other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Corporation's Series B Convertible Preferred Stock are set forth in Appendix B hereto and are incorporated herein by reference.

Out of the Corporation's authorized shares of Preferred Stock, one shall be designated "Series C Convertible Preferred Stock," with a stated value of $1.00 per share. The voting and other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Corporation's Series C Convertible Preferred Share are set forth in Appendix C hereto and are incorporated herein by reference.

Authority is hereby vested in the Board of Directors of the Corporation from time to time to provide for the issuance of shares of such other series of Preferred Stock and in connection therewith to fix by resolution or resolutions providing for the issue of any such series, the number of shares to be included therein, the voting powers thereof, and such of the designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of each such series, including, without limitation, dividend rights, voting rights, rights of redemption, or conversion into Common Stock rights, and liquidation preferences, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law and any other provisions of this Certificate of Incorporation.

FIFTH:    The name and mailing address of the Incorporator is as follows:

Name	Address
Jason Horowitz	650 Madison Avenue, New York, NY 10022

SIXTH:    The Corporation is to have perpetual existence.

SEVENTH:    The Corporation expressly elects not to be subject to the provisions of Section 203 of the Delaware General Corporation Law.

EIGHTH:    The board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

NINTH:    Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

TENTH:    No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ELEVENTH:    Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Delaware General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Delaware General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Delaware General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

TWELFTH:    The number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the by-laws of the Corporation. Any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

IN WITNESS WHEREOF, I have hereunto set my hand this        day of       , 2005 and I affirm that the foregoing certificate is my act and deed and that the facts stated herein are true.

Jason Horowitz, Incorporator

APPENDIX A

TO THE

CERTIFICATE OF INCORPORATION

OF

CKX, INC (the "Corporation")

The Series A Convertible Redeemable Preferred Stock (the "Series A Convertible Preferred Stock") shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in this Appendix A to the Corporation's Certificate of Incorporation ("Appendix A") as follows:

1.    Certain Definitions.

Unless the context otherwise requires, each of the terms defined in this Section 1 shall have, for all purposes of this Certificate of Incorporation, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

"Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and, in addition to the foregoing, a Person shall be deemed to control another Person if the controlling Person owns 15% or more of any class of voting securities (or other ownership interest) of the controlled Person. In the case of the Corporation, "Affiliate" shall include the Primary Sponsor (as defined in the Investor Stock Purchase Agreement) and any of his Affiliates.

"Appendix A" has the meaning set forth above.

"Average Closing Price" means, for any specified date, the average of the Market Price of the Common Stock over a period of thirty (30) consecutive trading days ending on such specified date.

"Board of Directors" means the Board of Directors of the Corporation.

"Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

"Capital Stock" means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in the Corporation and any rights, warrants or options to acquire an equity interest in the Corporation.

"Commission" means the Securities and Exchange Commission.

"Common Share Equivalents" means securities, options, warrants, derivatives, debt instruments or other rights convertible into, or exercisable or exchangeable for, or entitling the holder thereof to receive directly or indirectly, Common Stock.

"Common Stock" means the Common Stock, $0.01 par value per share, of the Corporation.

"Conversion Price" has the meaning set forth in Section 5(a) below.

"Conversion Rights" has the meaning set forth in Section 5 below.

"Converted Shares" has the meaning set forth in Section 5(c) below.

"Converting Shares" has the meaning set forth in Section 5(c) below.

"Corporation" has the meaning set forth above.

"Designated Common Share Equivalents" means Common Share Equivalents issued after the Issue Date with an exercise, conversion, exchange or strike price per share at exercise, conversion or exchange of less than $10.00 and any Common Stock Equivalents which, as a result of any adjustment after issuance, have an exercise, conversion, exchange or strike price per share at exercise, conversion or exchange of less than $10.00 (after adjusting for stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after the Issue Date that effect a change in the capitalization of the Company and regardless of whether such Common Share Equivalents have been exercised, have expired or are outstanding), provided that Designated Common Share Equivalents shall only include the first 10,000,000 shares of Common Stock (after adjusting for stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after the Issue Date that effect a change in the capitalization of the Company) into which the foregoing are exercisable, convertible or exchangeable, and provided further that Designated Common Share Equivalents shall not include the Purchaser Warrants, Holder Warrants and Excluded Stock Options.

"Equity Offering" means any issuance and sale of Capital Stock (or any equity securities of the Corporation convertible into Capital Stock) to any investor or other financing source in an offering registered under the Securities Act or in a "PIPES" or similar transaction.

"Excess Common Share Equivalents" means any Common Share Equivalents with an exercise, conversion, exchange or strike price per share at exercise, conversion or exchange of less than $10.00 and any Common Stock Equivalents which, as a result of any adjustment after issuance have an exercise, conversion, exchange or strike price per share at exercise, conversion or exchange of less than $10.00 (regardless of whether such Common Share Equivalents have been exercised, have expired or are outstanding), which are not Designated Common Share Equivalents, the Purchaser Warrants, Holder Warrants or Excluded Stock Options.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Excluded Stock Options" means any incentive stock options issued by the Corporation and its Subsidiaries pursuant to an incentive stock option plan qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

"First Tranche of Purchaser Warrants" means the Purchaser Warrants in respect of 5,000,000 shares of Common Stock (with an exercise price of $1.00) to be exercised by the Purchaser (as defined in the Investor Stock Purchase Agreement") on the Closing Date (as defined in the Investor Stock Purchase Agreement).

"Holder" means the record holder of one or more shares of Series A Convertible Preferred Stock, as shown on the books and records of the Transfer Agent.

"Holder Warrants" means the warrants to purchase shares of Common Stock issued to the initial Holders on the Issue Date.

"Investor Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of February 7, 2005, among the Corporation and the Investors party thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

"Issue Date" means the date of initial issuance of the Series A Convertible Preferred Stock.

"Liquidation Event" means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, (ii) the consummation of a merger or consolidation in which the shareholders of the Corporation prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction, or (iii) the sale, distribution or other disposition of all or substantially all of the Corporation's assets.

"Liquidation Preference" has the meaning set forth in Section 4(a) below.

"Market Price" means the last reported sale price of the Common Stock on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the Common Stock is then listed or quoted.

"NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

"Notice of Optional Repurchase" has the meaning set forth in Section 8(d)(i) below.

"Notice of Intent to Repurchase" has the meaning set forth in Section 8(b) below.

"Optional Repurchase Date" has the meaning set forth in Section 8(a) below.

"Optional Repurchase Price" means, from the Issue Date to and including the first anniversary thereof, $23.10 per share of Series A Convertible Preferred Stock, and after the first anniversary of the Issue Date, a price equal to the product of (X) the Stated Value of such share of Series A Convertible Preferred Stock multiplied by (Y) the result of an exponential equation with the base number equal to 1.155 and the exponent equal to the number of full and partial years commencing on the Issue Date and ending on such Optional Repurchase Date.

"Parity Stock" has the meaning set forth in Section 2 below.

"Permitted Transferee" means, with respect to any Investor, any controlled Affiliate of such Investor that has as its primary business and purpose to acquire, hold, maintain, finance, manage or dispose of investments in other entities.

"Person" means any individual, partnership, limited liability company, corporation, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity of whatever nature.

"Preferred Stock" means Capital Stock of the Corporation of any class or classes (however designated) that ranks prior, as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to shares of Capital Stock of any other class of the Corporation.

"Purchaser Warrants" has the meaning ascribed to such term in the Investor Stock Purchase Agreement.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Stock" has the meaning set forth in Section 2 below.

"Series A Convertible Preferred Stock" has the meaning set forth above.

"Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

"Series C Convertible Preferred Stock" means the Series C Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

"Stated Value" means $20.00 per share.

"Total Return Shortfall" has the meaning ascribed to such term in the Investor Stock Purchase Agreement.

"Transfer Agent" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series A Convertible Preferred Stock.

2.    Ranking.    The Series A Convertible Preferred Stock shall, with respect to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Section 4 below), rank (a) senior to all classes of Common Stock (subject to Section 3(a)) and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors other than the Series B Convertible Preferred Stock (such Capital Stock or series, other than the Series B Convertible Preferred Stock, collectively referred to as the "Junior Stock"), (b) on a parity with the Series B Convertible Preferred Stock and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that such class or series ranks on a parity with the Series A Convertible Preferred Stock as to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Stock") and (c) junior to any future class of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that such class ranks senior to the Series A Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the "Senior Stock").

3.    Dividends.

(a)    The Holders of Series A Convertible Preferred Stock shall participate pro rata in the payment of any dividend or distribution to the holders of the Common Stock as would be declared and payable on the largest number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such Holder could be converted, on the record date fixed for such dividend or distribution, pursuant to the provisions of Section 5 below. Other than as provided in the immediately preceding sentence or in respect of the Total Return Shortfall to be paid pursuant to Section 4(a) hereof, the Holders of Series A Convertible Preferred Stock shall not be entitled to receive any payment of any dividend or distribution by the Corporation.

(b)    The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series A Convertible Preferred Stock, if applicable, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make or keep funds legally available for the payment of dividends.

(c)    Without limiting the provisions of Sections 4 and 5 below, nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Common Stock or the Series A Convertible Preferred Stock at any time.

(d)    Without limiting the provisions of Sections 4 and 5 below, no dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Convertible Preferred Stock (other than the Total Return Shortfall) unless all dividends on all outstanding shares of Senior Stock for all preceding dividend periods in respect of such Senior Stock have been declared and paid, or declared and a sufficient sum set apart for the payment thereof.

4.    Liquidation Preference.

(a)    Upon any Liquidation Event, each Holder of shares of the Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, (i) prior to the holders of any other class or series of the Corporation's Common Stock and to each class of Junior Stock, (ii) pro rata with the holders of the Series B Convertible Preferred Stock and any other Parity Stock and (iii) after the holders of any Senior Stock, an amount (such amount, the "Liquidation Preference") equal to the greater of (x) a cash amount per share equal to the sum of (A) the Stated Value and (B) any accrued and unpaid dividends and (C) the Total Return Shortfall applicable to such shares of Series A Convertible Preferred Stock to the extent not already realized by the holders thereof prior to such Liquidation Event or (y) the liquidation value attributable to the shares of Common Stock into which such shares of Series A Convertible Preferred Stock would then be convertible under the provisions of Section 5 below.

(b)    In the event of a Liquidation Event involving a consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the Corporation, each Holder of Series A Convertible Preferred Stock shall have the right, in its sole discretion, to elect the benefits of the provisions of Section 5(g) hereof in lieu of receiving payment upon a Liquidation Event pursuant to this Section 4.

(c)    If, upon any Liquidation Event, the assets of the Corporation available for distribution to its shareholders are not sufficient to pay in full all amounts payable to the Holders of outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the Holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which such Holders are entitled.

5.    Conversion.    Subject to the restrictions described in Section 8 hereof, the Holders of the Series A Convertible Preferred Stock shall have the conversion rights as follows (the "Conversion Rights"):

(a)    Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the Holder thereof at any time after the Issue Date of such share, in each case at the office of the Corporation or any Transfer Agent for the Series A Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued and unpaid dividends, if any) by the Conversion Price at the time in effect for such shares and multiplying such number by the total number of shares of Series A Convertible Preferred Stock being converted. The initial "Conversion Price" per share for shares of Series A Convertible Preferred Stock shall be $10.00; provided, however, that the Conversion Price in effect from time to time for the Series A Convertible Preferred Stock shall be subject to adjustment as provided hereinafter.

(b)    (i) Subject to Section 5(b)(iii), from and after the third (3rd) anniversary of the Issue Date, in the event that the Average Closing Price at any time equals or exceeds $15 per share (subject to adjustment in accordance with paragraphs (d), (e), (f) and (g) of Section 5 but not in accordance with Section 6(a)), the Corporation shall thereafter have the right, in its sole discretion, upon the delivery of a written notice to each Holder of Series A Convertible Preferred Stock (which such notice shall be delivered within ten (10) Business Days after the thirtieth (30th) trading day utilized in the calculation of such Average Closing Price, if any, and which conversion shall occur within five (5) Business Days after such notice, if at all), to convert such shares of Series A Convertible Preferred Stock into shares of Common Stock and the Holders thereof shall be deemed to have complied with the provisions set forth in Section 5(c) and the shares so converted shall be deemed to be Converted Shares; provided, however, that until such Holder surrenders the certificate evidencing the Converting Shares the Corporation shall not be required to deliver to such Holder the certificate evidencing the Converted Shares.

(ii)    Subject to Section 5(b)(iii), at any time after the Issue Date, in the event that (A) the Average Closing Price at any time equals or exceeds $15 per share (subject to adjustment in accordance with paragraphs (d), (e), (f) and (g) of Section 5 but not in accordance with Section 6(a)), and (B) the Market Price multiplied by the total number of outstanding shares of Common Stock of the Corporation equals or exceeds five hundred million dollars ($500,000,000), the Corporation shall thereafter have the right, in its sole discretion, upon the delivery of a written notice to each Holder of Series A Convertible Preferred Stock (which such notice shall be delivered within five (5) Business Days after the thirtieth (30th) trading day utilized in the calculation of such Average Closing Price, if at all), to convert, into shares of Common Stock, up to the number of shares of Series A Convertible Preferred Stock with an aggregate Stated Value equal to 25% of the product of the Average Closing Price multiplied by the total number of outstanding shares of Common Stock of the Corporation that are publicly tradable (without transfer or other restrictions) and with respect to which all restrictive legends and stop transfer restrictions have been removed and that are not held by Affiliates of the Corporation, and the Holders thereof shall be deemed to have complied with the provisions set forth in Section 5(c); provided, however, that no subsequent conversion right under this Section 5(b)(ii) may be exercised by the Corporation unless and until the Holders shall have had the opportunity to sell all shares of Common Stock received upon such preceding conversion under an effective registration statement under the Securities Act or on NASDAQ or another public trading market where the Corporation's Common Stock is then principally traded pursuant an exemption from registration under the Securities Act (without being restrained by any volume or other transfer restrictions, pursuant to applicable law or contract). Until such Holder surrenders the certificate evidencing the Converting

Shares the Corporation shall not be required to deliver to such Holder the certificate evidencing the Converted Shares.

(iii)    The Corporation shall not be entitled to exercise its right to convert any shares of Series A Convertible Preferred Stock (the "Corporation Conversion Right") during any period with respect to which such shares of Series A Convertible Preferred Stock or the shares of Common Stock issuable upon the conversion thereof are contractually prohibited from being sold (such restriction, a "Lock Up"); provided, however, that the Corporation may exercise the Corporation Conversion Right with respect to such shares, provided that the Corporation irrevocably waives the Lock Up, on not less than ten (10) Business Days' prior written notice, with respect to both the shares of Series A Convertible Preferred Stock to be so converted and the Common Stock to be issued upon conversion of such Series A Convertible Preferred Stock.

(c)    (i) Each conversion of shares of Series A Convertible Preferred Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Series A Convertible Preferred Stock to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Series A Convertible Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (A) stating that the Holder desires to convert the Converting Shares, or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the "Converted Shares"), and (B) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Upon receipt of the notice described in the first sentence of this subsection 5(c)(i), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such applicable legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation unless a later date has been specified by such holder, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the Person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

(ii)    Upon the issuance of the Converted Shares in accordance with Section 5, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

(d)    Adjustments for Common Stock Dividends and Distributions.    If the Corporation at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution to the extent an adjustment is made in respect of the foregoing pursuant to Section 5(e) or the holder actually receives the dividend to which any such adjustment relates, an adjustment shall not be made pursuant to this Section 5(d).

(e)    Conversion Price Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.    (i)    In the event the Corporation should at any time or from time to time after the Issue Date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional Common Share Equivalents, without payment of any consideration by such holder for additional Common Share Equivalents (including the additional Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series A Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock and shares issuable with respect to Common Share Equivalents.

(ii)    If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination, consolidation, reclassification or reverse stock split of the outstanding shares of Common Stock or other similar event, then, following the record date of such combination, the Conversion Price of the Series A Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series A Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(f)    Recapitalizations.    If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section 5), provision shall be made so that the Holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of Capital Stock or other securities or property of the Corporation to which a holder of Common Stock would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holders of the Series A Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)    Mergers and Other Reorganizations.    If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reclassification, merger, consolidation or sale, lawful and adequate provision shall be made so that the Holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of Capital Stock or other securities or property, if any, of the Corporation or of the successor corporation resulting from such reclassification, merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such reclassification, merger, consolidation or sale. In any such case, appropriate provision shall be made with respect to the rights of the holders of the Series A Convertible Preferred Stock after the reclassification, merger, consolidation or sale to the end that the provisions of this Section 5 (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of Capital Stock, securities or property to be deliverable thereafter upon the conversion of the Series A Convertible Preferred Stock.

Each Holder of Series A Convertible Preferred Stock, upon the occurrence of a reclassification, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 5(g), shall have the option of electing treatment of his shares of Series A Convertible Preferred Stock under either this Section 5(g) or Section 4 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice of election shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice pursuant to Section 5(h) hereof with respect to such event, and, provided, further, that if any Holder fails to give the Corporation such notice of election, the provisions of this Section 5(g) shall govern the treatment of such Holder's shares of Series A Convertible Preferred Stock upon the occurrence of such event.

(h)    Notices of Record Date.    In the event (i) the Corporation fixes a record date to determine the holders of Common Stock who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the Common Stock of the Corporation, any merger or consolidation of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

(i)    No Impairment.    The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the Holders of the Series A Convertible Preferred Stock against impairment. Before taking any action which would cause an adjustment reducing any Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of Preferred Stock, the Corporation will use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may legally and validly issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(j)    Fractional Shares and Certificate as to Adjustments.    In lieu of any fractional shares to which a Holder of Series A Convertible Preferred Stock would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of one share of Common Stock, as determined in good faith by the Board of Directors, except that, without the consent of the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, the Corporation shall not be entitled to pay cash in lieu of fractional shares if such payment to any one Holder would exceed $1,000 (which such amount shall be proportionately adjusted for any reverse stock split). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock of each Holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series A Convertible Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of such Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series A Convertible Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder's shares of Series A Convertible Preferred Stock. The provisions of Section 5(d), (e), (f) and (g) shall apply to any transaction and successively to any series of transactions that would require any adjustment pursuant thereto.

(k)    Reservation of Stock Issuable Upon Conversion.    The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock (taking into account the adjustments required by this Section 5), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holders of such Series A Convertible Preferred Stock, the Corporation will, as soon as is reasonably practicable, take all such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6.    Special Anti-Dilution Protection.

(a)    Upon the issuance of the Purchaser Warrants and in the event of (1) any issuance by the Corporation of shares of Common Stock at a price per share of less than $10.00, (2) the exercise, conversion, or exchange into Common Stock of Designated Common Share Equivalents, or (3) the issuance of Excess Common Share Equivalents, then the Conversion Price of all outstanding shares of Series A Convertible Preferred Stock shall be adjusted so that, after giving effect thereto, the number of shares of Common Stock into which all of the shares of Series A Convertible Preferred Stock issued to the initial Holders on the Issue Date would be convertible (regardless of whether, in calculating the number of shares, such Series A Convertible Preferred Stock is still outstanding or still held by the initial Holders), shall represent 10% of the Fully Diluted Common Stock (as defined below). For purposes of this Section 6(a), "Fully Diluted Common Stock" shall mean and include the sum of (i) the number of all outstanding shares of Common Stock, plus (ii) the number of shares of Common Stock into which the outstanding Series A Convertible Preferred Stock are convertible, plus (iii) the number of shares of Common Stock into which the outstanding Purchaser Warrants (other than the First Tranche of Purchaser Warrants) are convertible, plus (iv) upon exercise of the Designated Common Stock Equivalents, the number of outstanding shares of Common Stock into which the Designated Common Share Equivalents are exercisable, convertible or exchangeable, plus (v) the number of outstanding shares of Common Stock into which all Excess Common Share Equivalents are exercisable, convertible or exchangeable and, there shall be excluded from the definition of Fully Diluted Common Stock, to the extent otherwise included, (A) the number of shares of Common Stock issued or issuable in respect of the exercise of the First Tranche of Purchaser Warrants and the Holder Warrants, (B) the number of shares of Common Stock issued after the Issue Date at a price per share equal to or greater than $10.00, (C) the number of shares of Common Stock issuable or issued after the Issue Date in respect of the exercise, conversion or exchange of Common Share Equivalents that were issued with an exercise, conversion, exchange or strike price per share equal to or greater than $10.00, and (D) the number of shares of Common Stock issuable or issued after the Issue Date in respect of the exercise of Excluded Stock Options. No adjustment shall be made to the Conversion Price for any exercise, conversion or exchange of (x) the First Tranche of Purchaser Warrants and the Holder Warrants, (y) Common Stock Equivalents that were issued with an exercise, conversion, exchange or strike price per share equal to or greater than $10.00, and (z) Excluded Stock Options, and no adjustment shall be made for any issuance or exercise for which an adjustment shall have been made pursuant to

Section 5 hereof. In addition, in the event that any shares of Series A Convertible Preferred Stock shall have been converted, the Holders of such shares shall no longer be entitled to receive any adjustment provided in this Section 6(a) with respect to such converted Series A Convertible Preferred Stock.

(b)    The anti-dilution protection provided for in Section 6(a) shall terminate in the event that the Average Closing Price at any time equals or exceeds $15 per share (subject to adjustment in accordance with paragraphs (d), (e), (f) and (g) of Section 5 but not in accordance with Section 6(a)) during the thirty (30) consecutive trading day period used to determine the Average Closing Price, and the Holders of outstanding shares of Series A Convertible Preferred Stock had the opportunity to convert their Series A Convertible Preferred Stock and dispose of all Converted Shares issuable upon such conversion pursuant to an effective registration statement under the Securities Act, Rule 144(k) promulgated under the Securities Act (if available to the Holder) or on NASDAQ or another public trading market where the Corporation's Common Stock is then principally traded pursuant to an exemption from registration under the Securities Act (in each case, without being restrained by any volume or other transfer restrictions pursuant to applicable law or contract) and provided that such Converted Shares are not subject to any Lock Up which has not been waived.

(c)    To the extent necessary, each class and series of Capital Stock, including the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, shall constitute a separate series of Capital Stock pursuant to applicable securities laws and the terms hereof.

(d)    If, at any time after the third (3rd) anniversary of the issuance of the Series A Convertible Preferred Stock, the Corporation elects to exercise the Corporation Conversion Right to effect the conversion of any shares of Series A Convertible Preferred Stock in accordance with the provisions of Section 5(b)(ii), then concurrent with such conversion, the Corporation shall issue and deliver to the Holder of such shares of Series A Convertible Preferred Stock being converted pursuant to the Corporation Conversion Right warrants to purchase additional shares of Common Stock (a "Penny Warrant"). Each such Penny Warrant shall provide for an exercise price of not more than $.01 per share of Common Stock and which in total shall provide for the issuance of a number of shares of Common Stock equal to the Converted Protection Amount (as defined below) in respect of each outstanding Common Share Equivalent which, if converted or exercised prior to the effectiveness of such conversion would have necessitated an adjustment pursuant to Section 6(a) hereof. Such Penny Warrants shall terminate ten (10) Business Days after the expiration or termination of the related Common Share Equivalents unless such related Common Share Equivalents are replaced with other Common Share Equivalents, on substantially the same or more favorable terms to the holders thereof (other than the expiration date), and shall be exercisable only upon the exercise or conversion of the related Common Share Equivalents or any such replacement thereof. The Corporation shall provide notice to the holder of such Penny Warrants no later than five (5) Business Days after the conversion or exercise of the related Common Share Equivalents. For purposes of this Section 6(d), "Converted Protection Amount" means a number of shares equal to 50% of the difference between (a) the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock being converted pursuant to the Corporation Conversion Right would be converted if all Designated Common Share Equivalents were converted or exercised immediately prior to the conversion of such shares of Series A Convertible Preferred Stock and (b) the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock actually convert upon such conversion.

7.    Mandatory Redemption.

(a)    In the event that any Holder of Series A Convertible Preferred Stock has not converted its Series A Convertible Preferred Stock into Common Stock as of the eighth (8th) anniversary of the Issue Date (the "Redemption Date"), the Corporation shall be required to redeem 100% of the outstanding shares of Series A Convertible Preferred Stock for an aggregate price (the "Mandatory Redemption Price") equal to (a) the Stated Value plus (b) any accrued and unpaid dividends thereon, if any, plus (c) the Total Return Shortfall to the extent not realized prior to such redemption date, multiplied by the number of shares of Series A Convertible Preferred Stock then being redeemed.

(b)    Prior to the Redemption Date, the Corporation may segregate and hold in trust an amount of money sufficient to pay the Mandatory Redemption Price of all the Series A Convertible Preferred Stock to be redeemed on the Redemption Date other than shares of Series A Convertible Preferred Stock that have already been called for redemption. Notwithstanding the foregoing, until the Mandatory Redemption Price is paid to the Holders, the Corporation shall not be released from its obligations under Section 7(a) hereof.

8.    Optional Repurchase Upon Equity Offering.

(a)    Option to Repurchase.

(i)    In the event the Corporation completes an Equity Offering, the Corporation, at its option, may use up to 25% of the net cash proceeds received by the Corporation from any such Equity Offering to repurchase outstanding shares of Series A Convertible Preferred Stock (an "Optional Repurchase") upon notice to the holders thereof as set forth in Section 8(b) or 8(d) hereof, as applicable, at a Repurchase Price equal to 100% of the Optional Repurchase Price.

(ii)    The Corporation shall pay any distributions on the shares of Series A Convertible Preferred Stock called for repurchase pursuant to this Section 8(a) accrued but not paid to, but excluding, the date such shares of Series A Convertible Preferred Stock are repurchased (the "Optional Repurchase Date"). Such dividends shall be paid to the Holder entitled to the Optional Repurchase Price.

(iii)    With respect to the first Optional Repurchase that the Corporation exercises after the Issue Date (the "First Optional Repurchase"), after delivery of the notice required by Section 8(d) to the holders of the shares of Series A Convertible Preferred Stock, the holders of the shares of Series A Convertible Preferred Stock so called for repurchase (such shares, the "Called Preferred Stock") shall not have the right to convert such Called Preferred Stock for a period not to exceed seventy-five (75) days after the date the Notice of Optional Repurchase is given. With respect to the second Optional Repurchase that the Corporation exercises after the Issue Date (the "Second Optional Repurchase"), after delivery of a Notice of Intent to Repurchase (as defined below) pursuant to Section 8(b) to the holders of the shares of Series A Convertible Preferred Stock, a holder of Called Preferred Stock shall be permitted to convert such shares of Series A Convertible Preferred Stock, in whole or in part, prior to the Optional Repurchase Date, if such Holder provides notice of its election to convert within ten (10) days after the Corporation's delivery of the Notice of Intent to Repurchase. In the event that the Holders do not so elect to convert all or part of the Series A Convertible Preferred Stock called for repurchase pursuant to a Second Optional Repurchase into Common Stock within the ten (10) day period following receipt of a Notice of Intent to Repurchase, the Holders shall not be permitted to convert such Series A Convertible Preferred Stock which the Holders did not so elect to convert unless the Optional Repurchase Date fails to occur within seventy-five (75) days after the date the Notice of Intent to Repurchase is given. In the event that the Corporation determines it will not consummate any Optional Repurchase for which it has given a Notice of Option Repurchase or Notice of Intent to Repurchase, the Corporation shall promptly notify the Holders of such determination, and any restrictions on converting such Called Preferred Stock pursuant to this Section 8(a)(iii) shall terminate.

(iv)    With respect to the third, fifth and every odd numbered Optional Repurchase after the Second Optional Repurchase, the right of the holders of shares of Series A Convertible Preferred Stock called for repurchase to convert such shares of Series A Convertible Preferred Stock shall be the same as the right of the holders of shares of Series A Convertible Preferred Stock in the First Optional Repurchase. With respect to the fourth, sixth and every even numbered Optional Repurchase after the Second Optional Repurchase, the right of the holders of shares of Series A Convertible Preferred Stock called for repurchase to convert such shares of Series A Convertible Preferred Stock shall be the same as the right of the holders of shares of Series A Convertible Preferred Stock in the Second Optional Repurchase.

(b)    Notice of Intent to Repurchase.    The Corporation shall give the Holders thirty (30) days prior written notice of the Corporation's intent to exercise a Second Optional Repurchase (and every even numbered Optional Repurchase after the Second Optional Repurchase) (a "Notice of Intent to Repurchase"). The Notice of Intent to Repurchase shall specify the Optional Repurchase Date, which shall not be more than seventy-five (75) days after the Notice of Intent to Repurchase is given, and the information set forth in clauses (2) through (7) of Section 8(d)(ii). Any Notice of Intent to Repurchase shall be given in the manner provided in Section 8(d) with respect to a Notice of Optional Repurchase.

(c)    Selection of Shares of Series A Convertible Preferred Stock to be Repurchased.

(i)    If fewer than all the shares of Series A Convertible Preferred Stock are to be repurchased pursuant to an Optional Repurchase, the shares of Series A Convertible Preferred Stock shall be repurchased from the Holders on a pro rata basis. Series A Convertible Preferred Stock that the Corporation selects shall be in amounts equal to the minimum authorized denominations for certificated shares of Series A Convertible Preferred Stock to be repurchased or any integral multiple thereof.

(ii)    If a Holder converts any Called Preferred Stock as permitted pursuant to Sections 8(a)(iii) and 8(a)(iv) hereof, the Called Preferred Stock so converted shall be deemed to comprise a portion of the shares of Series A Convertible Preferred Stock of such Holder selected for repurchase and the number of shares of Called Preferred Stock which the Company shall be required to repurchase shall be correspondingly reduced (provided, however, that the Holder of such Called Preferred Stock so converted and deemed repurchased shall not be entitled to any additional dividend payment as a result of such deemed repurchase than such Holder would have otherwise been entitled to receive upon conversion of such Called Preferred Stock).

(d)    Notice of Repurchase.

(i)    Notice of an Optional Repurchase (a "Notice of Optional Repurchase") shall be given in writing and shall be deemed properly served or given if: (A) mailed by registered or certified mail, return receipt requested, (B) delivered by a recognized overnight courier service, (C) delivered personally, or (D) sent by facsimile transmission. Such notice shall be deemed to have been received: (A) five (5) days after the date of mailing if sent by certified or registered mail, (B) one (1) Business Day after delivered to an overnight courier for next Business Day delivery, (iii) the date of delivery if personally delivered, or (iv) the next succeeding Business Day after transmission by facsimile with electronic confirmation of receipt.

(ii)    A Notice of Optional Repurchase shall be given by the Corporation to Holders of shares of Series A Convertible Preferred Stock to be repurchased. A Notice shall be given not less than ten (10) Business Days prior to the Optional Repurchase Date. Each Notice of Optional Repurchase shall state:

(1)    the Optional Repurchase Date which may not be more than seventy-five (75) days after the date the Notice of Optional Repurchase is given;

(2)    the Optional Repurchase Price and dividends accrued and unpaid to the Optional Repurchase Date, if any;

(3)    if fewer than all the outstanding shares of Series A Convertible Preferred Stock are to be repurchased, the aggregate number of shares of Series A Convertible Preferred Stock to be repurchased and the aggregate number of shares of Series A

Convertible Preferred Stock which will be outstanding after such partial repurchase (without giving effect to any subsequent conversions, redemptions or repurchases);

(4)    that on the Optional Repurchase Date the Optional Repurchase Price and, as provided in Section 8(a), dividends accrued and unpaid to, but excluding, the Optional Repurchase Date shall be paid, and that dividends with respect thereto shall cease to accrue on and after such date;

(5)    the date on which the right to convert the shares of Series A Convertible Preferred Stock to be repurchased will terminate and the places (within The City of New York) where such shares of Series A Convertible Preferred Stock may be surrendered for conversion;

(6)    the place or places (within The City of New York) where such shares of Series A Convertible Preferred Stock are to be surrendered for payment of the Optional Repurchase Price and accrued and unpaid dividends, if any; and

(7)    the CUSIP number, if any, of the Series A Convertible Preferred Stock.

(iii)    The Corporation's election to repurchase shares of Series A Convertible Preferred Stock pursuant to an Optional Repurchase shall be evidenced by a resolution of the Corporation's Board of Directors.

(e)    Effect of Notices of Repurchase.

(i)    If a Notice of Optional Repurchase shall have been given as provided in Section 8(d) hereof or if a Notice of Intent to Repurchase shall have been given as provided in Section 8(b) and the Holders have not elected to convert all of the shares of Series A Convertible Preferred Stock proposed to be repurchased, the shares of Series A Convertible Preferred Stock to be so repurchased shall, on the Optional Repurchase Date, become due and payable at the Optional Repurchase Price therein specified (and, as provided in Section 8(a), accrued dividends, if any, to, but excluding, the Optional Repurchase Date) and from and after such date (unless the Corporation shall default in the payment of the Optional Repurchase Price and accrued and unpaid dividends) such shares of Series A Convertible Preferred Stock shall cease to accrue dividends; provided that the Corporation may specify in such notice customary conditions to the repurchase of the shares of Series A Convertible Preferred Stock that must be met on or prior to the Optional Repurchase Date, including the receipt of proceeds from such related Equity Offering to occur on or prior to the Optional Repurchase Date, in which case the Optional Repurchase Date shall not occur, and the shares of Series A Convertible Preferred Stock to be repurchased shall not be due and payable at the Optional Repurchase Price, if such conditions are not satisfied. The Corporation shall give notice to the Holders of any failure to satisfy such conditions prior to the Optional Repurchase Date. Upon surrender of any such shares of Series A Convertible Preferred Stock for repurchase in accordance with such notice (including the satisfaction of all applicable conditions), such shares of Series A Convertible Preferred Stock shall be purchased by the Corporation at the Optional Repurchase Price (and, as provided, in Section 8(a), accrued dividends, if any, to but excluding the Optional Repurchase Date).

(ii)    If any shares of Series A Convertible Preferred Stock called for repurchase shall not be so paid when due upon surrender thereof for repurchase, the Optional Repurchase Price shall, until paid, accrue any applicable dividends from the Optional Repurchase Date.

(f)    Deposit of Optional Repurchase Price.

(i)    Prior to or on any Optional Repurchase Date, the Corporation shall segregate and hold in trust an amount of money sufficient to pay the Optional Repurchase Price of, and accrued and unpaid dividends, if any, on, all the shares of Series A Convertible Preferred Stock to be repurchased on that Optional Repurchase Date other than any shares of Series A Convertible Preferred Stock called for repurchase on that date which have been converted prior to the date of such deposit.

(ii)    If any shares of Series A Convertible Preferred Stock called for repurchase is converted prior to the Optional Repurchase Date, any money so segregated and held in trust for the repurchase of such shares of Series A Convertible Preferred Stock shall be discharged from such trust.

(g)    Certificated Shares of Series A Convertible Preferred Stock Repurchased in Part. Any certificate representing shares of Series A Convertible Preferred Stock which are to be repurchased only in part shall be surrendered at an office or agency of the Corporation designated for that purpose pursuant hereto (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Corporation shall execute and deliver to the Holder of such shares of Series A Convertible Preferred Stock without service charge, a new certificate or certificates representing such shares of Series A Convertible Preferred Stock of any authorized denomination as requested by such Holder in an aggregate principal amount equal to the number of shares of Series A Convertible Preferred Stock not repurchased, in exchange for the certificate representing the number of shares of Series A Convertible Preferred Stock so surrendered.

9.    Voting Rights; Amendment; Waiver.

(a)    Each Holder of record of shares of the Series A Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in this Appendix A (including without limitation in Sections 9(e) and 10 below), shall be entitled or permitted to vote on all matters required or permitted to be voted on by the holders of Common Stock of the Corporation and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such Holder's shares of the Series A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or in any agreement of the shareholders or as otherwise required by law, the Holders of shares of the Series A Convertible Preferred Stock, the holders of shares of the Series B Convertible Preferred Stock and the holders of shares of Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the holders of Common Stock of the Corporation.

(b)    The Corporation shall not grant any voting rights to holders of Parity Stock or Junior Stock other than the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock without the consent of a majority of the outstanding shares of Series A Convertible Preferred Stock unless such voting rights are also granted to the holders of Series A Convertible Preferred Stock.

(c)    Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock may waive compliance by the Corporation with any provision of this Appendix A; provided that no such waiver may be granted without the consent of each Holder of the then outstanding shares of Series A Convertible Preferred Stock affected thereby if such waiver adversely affects (i) any provision of Section 5 hereof; (ii) the Liquidation Preference; (iii) the form, timing or amount of the payment of dividends hereunder for the Series A Convertible Preferred Stock; or (iv) the voting rights of the Series A Convertible Preferred Stock under this Section 9(c).

(d)    In any case in which the Holders of Series A Convertible Preferred Stock shall be entitled to vote, give a consent, make a determination or take any similar action under this Appendix A or pursuant to Delaware law, each Holder of Series A Convertible Preferred Stock entitled to vote with respect to each such matter shall be entitled to one vote for each share of Series A Convertible Preferred Stock held. For all purposes of voting, giving a consent, making a determination or taking any similar actions as aforesaid, shares of Series A Convertible Preferred Stock held by the Corporation or any of its Subsidiaries shall not be deemed outstanding or entitled to vote.

(e)    Notwithstanding the foregoing, from the Issue Date until the first day on which the number of shares of Series A Convertible Preferred Stock deemed held by the Initial Holders and their Permitted Transferees is less than 50% of the total number of shares of Series A Convertible Preferred Stock originally issued on the Issue Date, the Holders of the Series A Convertible Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) representative of the Holders of the Series A Convertible Preferred Stock to the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. For purposes of the preceding sentence, the number of shares of Series A Convertible Preferred Stock deemed held shall include (i) the actual number of shares of Series A Convertible Preferred Stock then held plus (ii) the number of shares of Series A Convertible Preferred Stock redeemed or repurchased by the Corporation pursuant to Section 8 hereof plus (iii) the number of shares of Series A Convertible Preferred Stock which were converted pursuant to the Corporation's exercise of its rights to convert in Section 5(b) hereof. Notwithstanding the foregoing, the right of the Holders to elect a representative to the Board of Directors of the Corporation shall terminate when the initial Holders of Series A Convertible Preferred Stock no longer hold at least 500,000 shares of Series A Convertible Preferred Stock (after adjusting for stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after the Issue Date that effect a change in the capitalization of the Company), provided that in calculating whether 500,000 shares of Series A Convertible Preferred Stock are held by the initial Holders, there shall be included (I) the number of shares of Series A Convertible Preferred Stock held by the initial Holders plus (II) the number of shares of Series A Convertible Preferred Stock issued to the initial Holders that were converted into Common Stock and are still held by the initial Holders, and provided, further, that all sales of Common Stock by the initial Holders after any such conversion shall be deducted from the number of shares comprising this clause (II). At the option of the Holders of the Series A Convertible Preferred Stock, to the extent permitted by law and by the rules of any securities exchange on which the securities of the Corporation are then listed, such representative shall also be a member of each committee of the Board of Directors. Such representative shall be compensated for service on the Board of Directors and reimbursed for out-of-pocket expenses in respect thereof only if and to the extent that any non-independent director that serves on the Board of Directors is compensated for service in respect thereof or reimbursed for out-of-pocket expenses in respect thereof.

(f)    In addition, from the Issue Date until the first day on which the number of shares of Common Stock held by the initial Holders and their Permitted Transferees plus the number of shares of Common Stock into which the Series A Convertible Preferred Stock and the Holder Warrants held by the initial Holders and their Permitted Transferees would have been convertible on the Issue Date is less than 16.67% of the number of shares of Common Stock initially held by such initial Holders on the Issue Date plus the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock and the Holder Warrants initially held by such initial Holders would have been convertible or exercisable on the Issue Date, the Holders of the Series A Convertible Preferred Stock shall have the right to appoint a representative who shall have the right to attend all meetings of the Board of Directors in a non-voting observer capacity, to receive notice of such meetings and to receive the information provided by the Corporation to the Board of Directors and to receive copies of all written consents of the Board of Directors or any committees thereof; provided, however, that the Corporation may require that as a condition precedent that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Corporation to the Board of Directors shall agree to hold in confidence all information so received during such meeting or otherwise; and, provided further, that the Corporation reserves the right not to provide information and to exclude the Series A Convertible Preferred Stock representative from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Series A Convertible Preferred Stock representative would result in disclosure of trade secrets to the Series A Convertible Preferred Stock representative or would adversely affect the attorney-client privilege between the Corporation and its counsel, provided that the representative is given notice of the occurrence of such meeting and the withholding of such information, it being required that the Corporation act in good faith and take all legal measures reasonably necessary to permit attendance thereof by the representative.

10.    Protective Provisions.    In addition to any other rights provided by law or set forth herein, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock:

(a)    create, authorize, designate or issue any shares of any class or series of Senior Stock or Parity Stock or any Capital Stock convertible, exercisable or exchangeable into any class or series of Senior Stock or Parity Stock, other than the Series B Convertible Preferred Stock as in effect on the Issue Date;

(b)    alter, change or amend the terms, designations, power privileges, preferences, rights or restrictions provided for the benefit of the Series A Convertible Preferred Stock or of any class or series of Senior Stock or Parity Stock or alter or amend the voting rights with respect to the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock in effect on the Issue Date;

(c)    create, authorize, designate or issue any shares of the Series A Convertible Preferred Stock which are in addition to the number of shares initially authorized hereunder;

(d)    amend the Certificate of Incorporation as amended and in effect on the Issue Date or the Corporation's By-Laws in a manner that is adverse to the Series A Convertible Preferred Stock;

(e)    purchase, redeem (other than pursuant to equity incentive agreements with employees giving the Corporation the right or obligation to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in Capital Stock of the Corporation) or make any other distribution with respect to, any shares of Capital Stock or any other securities that are convertible into or exercisable or exchangeable for such Capital Stock, other than purchases, redemptions, dividends or distributions not in violation of clause (f)(ii) of this Section 9 with respect to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, as permitted under this Appendix A and Appendix B to the Certificate of Incorporation;

(f)    (i) create, authorize, designate or issue any shares of Parity Stock or Junior Stock having a mandatory redemption date or purchase, put or similar rights, which require the Corporation to purchase, redeem or otherwise acquire any shares of Parity Stock or Junior Stock prior to the redemption date for, and the actual redemption of, the Series A Convertible Preferred Stock pursuant hereto or (ii) exercise any optional redemption, purchase or other right to acquire shares of Parity Stock (including any Series B Convertible Preferred Stock) or Junior Stock prior to the repurchase or redemption date for, and the actual redemption of, the Series A Convertible Preferred Stock pursuant hereto;

(g)    effect any amendment, modification or change to Sections 9(e) or 9(f); and

(h)    during the period commencing on the Issue Date and ending on the first day on which the number of shares of Series A Convertible Preferred Stock held by the initial Holders and their Permitted Transferees is less than 50% of the total number of shares of Series A Convertible Preferred Stock initially held by such initial Holders, change the number of members of the Board of Directors without concurrently amending Section 9(e) hereof to provide the Holders of the Series A Convertible Preferred Stock the right to elect a number of the members of the Board of Directors that is proportionate to the number established under Section 9(e) as of the Issue Date, with fractional numbers of members rounded to the nearest whole number in order to determine compliance with this provision.

11.    Certain Restrictions.    Notwithstanding anything herein to the contrary, the Corporation's right to exercise any right to convert the Series A Convertible Preferred Stock pursuant to

Section 5(b) hereof or to exercise its Optional Repurchase right pursuant to Section 8 hereof is subject to the restrictions and limitations set forth in Section 11.4 of the Investor Stock Purchase Agreement.

12.    Payment.

(a)    All amounts payable in cash with respect to the Series A Convertible Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holders of the Series A Convertible Preferred Stock at their respective addresses set forth in the register of Holders of Series A Convertible Preferred Stock maintained by the Transfer Agent.

(b)    Any payment on the Series A Convertible Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

(c)    The Corporation will initially act as the "Transfer Agent" and the "Paying Agent." The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Series A Convertible Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference of the Series A Convertible Preferred Stock shall have been made available for payment and either paid or returned to the Corporation as provided in this Appendix A, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series A Convertible Preferred Stock for payment and exchange.

(d)    All moneys and shares of Series A Convertible Preferred Stock deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the Liquidation Preference on the Series A Convertible Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the shares of Series A Convertible Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to the Corporation for payment thereof.

13.    Reissuance of Shares of Series A Convertible Preferred Stock.    Shares of Series A Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) be permanently retired or cancelled and shall not under any circumstances be reissued. The Corporation shall from time to time take such appropriate action as may be required by applicable law to reduce the authorized number of shares of Series A Convertible Preferred Stock by the number of shares that have been so reacquired.

14.    Notices.    The Corporation will provide to the holders of the Series A Convertible Preferred Stock all communications sent by the Corporation to the holders of the Common Stock and any other class of Preferred Stock.

15.    Headings of Subdivisions.    The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

16.    Severability of Provisions.    If any powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix A (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix A (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series A

Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series A Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

APPENDIX B

TO THE
CERTIFICATE OF INCORPORATION
OF
CKX, INC (the "Corporation")

The Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock") shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in this Appendix B to the Corporation's Certificate of Incorporation ("Appendix B") as follows:

1.    Certain Definitions.

Unless the context otherwise requires, each of the terms defined in this Section 1 shall have, for all purposes of this Appendix B, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

"Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and in addition to the foregoing, a Person shall be deemed to control another Person if the controlling Person owns 15% or more of any class of voting securities (or other ownership interest) of the controlled Person. In the case of the Corporation, "Affiliate" shall include Robert F.X. Sillerman and any of his Affiliates.

"Average Closing Price" means for any specified date, the average of the Market Price of the Common Stock over a period of thirty (30) consecutive trading days ending on such specified date.

"Board of Directors" means the Board of Directors of the Corporation.

"Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

"Capital Stock" means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in the Corporation and any rights, warrants or options to acquire an equity interest in the Corporation.

"Certificate of Incorporation" has the meaning set forth above.

"Class B Interest" has the meaning set forth in the Operating Agreement.

"Commission" means the Securities and Exchange Commission.

"Common Share Equivalents" means securities, options, warrants, derivatives, debt instruments or other rights convertible into, or exercisable or exchangeable for, or entitling the holder thereof to receive directly or indirectly, Common Stock.

"Common Stock" means the Common Stock, $0.01 par value per share, of the Corporation.

"Conversion Price" has the meaning set forth in Section 5(a) below.

"Conversion Rights" has the meaning set forth in Section 5 below.

"Converted Shares" has the meaning set forth in Section 5(c) below.

"Converting Shares" has the meaning set forth in Section 5(c) below.

"Corporation" has the meaning set forth above.

"Dividend Payment Date" has the meaning set forth in Section 3(d).

"EPE Preferred Stock" means the Series B Convertible Preferred Stock par value $1.00 per share, of Elvis Presley Enterprises, Inc. issued pursuant to the Certificate of Designation of Elvis Presley Enterprises, Inc.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Holder" means the record holder of one or more shares of Series B Convertible Preferred Stock, as shown on the books and records of the Transfer Agent.

"Immediate Family" shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

"Issue Date" means the date of initial issuance of the Series B Convertible Preferred Stock.

"Late Payment Date" has the meaning set forth in Section 3(b).

"Liquidation Event" means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, (ii) the consummation of a merger or consolidation in which the shareholders of the Corporation prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction, or (iii) the sale, distribution or other disposition of all or substantially all of the Corporation's assets.

"Liquidation Preference" has the meaning set forth in Section 4 below.

"Market Price" means the last reported sale price of the Common Stock on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the Common Stock is then listed or quoted.

"Non-Redemption" has the meaning set forth in Section 6(a) below.

"Optional Redemption Period" has the meaning set forth in Section 6(a).

"Operating Agreement" means the Amended and Restated Operating Agreement of Elvis Presley Enterprises, LLC, dated as of the Issue Date.

"Parity Stock" has the meaning set forth in Section 2 below.

"Permitted Holder" means: (i) the Holder or the beneficiary as of the date hereof of the Holder; or (ii) any other trust or other similar entity formed for the direct or indirect benefit of the Holder or the beneficiary as of the date hereof of the Holder.

"Person" means any individual, partnership, limited liability company, corporation, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity of whatever nature.

"Preferred Stock" means Capital Stock of the Corporation of any class or classes (however designated) that ranks prior as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to shares of Capital Stock of any other class of the Corporation.

"Priority Dividend" has the meaning set forth in Section 3(a).

"Priority Dividend Rate" has the meaning set forth in Section 3(a).

"Proportionate share" has the meaning set forth in Section 6(b).

"Put Right" has the meaning set forth in Section 6(b).

"Redemption Price" has the meaning set forth in Section 6(a).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Stock" has the meaning set forth in Section 2 below.

"Series A Preferred Stock" shall mean the Series A Convertible Redeemable Preferred Stock of the Corporation.

"Series B Convertible Preferred Stock" has the meaning set forth above.

"Stated Value" shall mean $15.30 per share.

"Transfer Agent" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series B Convertible Preferred Stock.

2.    Ranking.    The Series B Convertible Preferred Stock shall, with respect to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Section 4 below), rank (i) senior to all classes of Common Stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, other than the Series A Convertible Preferred Stock (such Capital Stock or series, other than the Series A Convertible Preferred Stock, collectively referred to as the "Junior Stock"), (ii) on a parity with the Series A Convertible Preferred Stock and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the terms of which expressly provide that such class or series ranks on a parity with the Series B Convertible Preferred Stock as to dividend rights or rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Stock") and (iii) junior to any future class of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the terms of which expressly provide that such class ranks senior to the Series B Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the "Senior Stock").

3.    Dividends.

(a)    Whether or not earned or declared by the Corporation, the Holders of Series B Convertible Preferred Stock shall receive, in cash, a quarterly cumulative dividend on each share of Series B Convertible Preferred Stock (the "Priority Dividend"), calculated at a rate of 8% per annum of the Stated Value, which dividend shall accrue daily from the Issue Date and shall be compounded quarterly (the "Priority Dividend Rate").

(b)    Priority Dividends will be payable on the 30th day of January, April, July and October, each, a "Dividend Payment Date") to holders of record as they appear in the shareholder records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of January, April, July and October of each year (the "Record Date") or on such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the Dividend Payment Date. No dividends shall be paid upon, or declared and set apart for, any shares of Common Stock or any other Parity Stock or Junior Stock if the Board of Directors of the Corporation shall have failed duly and lawfully to declare, or the Corporation has failed to pay, in full all Priority Dividends then payable. If such dividends on the Series B Convertible Preferred Stock shall not have been paid in full for the Series B Convertible Preferred Stock, the aggregate deficiency shall be cumulative (whether or not earned by the Corporation) and shall be fully paid prior to the payment of any dividend by the Corporation (other than a dividend payable solely in Common Stock) with respect to Common Stock or any other Parity Stock or Junior Stock.

(c)    In the event that the Corporation fails to make three (3) consecutive quarterly Priority Dividend payments (regardless of whether or not funds are legally available therefor) and does not cure such failure to pay within three days after the Dividend Payment Date for such third Priority Dividend (the "Late Payment Date"), the dividend rate with respect to all such missed Priority Dividend payments shall immediately retroactively be increased to 12% per annum and all amounts owed with respect to such Priority Dividend payments shall be paid by the Corporation within three (3) Business Days after the Late Payment Date in shares of its Common Stock valued at the Average Closing Price measured as of the Late Payment Date. Upon the payment by the Corporation of all such accrued and owed Priority Dividends, all future Priority

Dividends shall be calculated a the Priority Dividend Rate which shall accrue daily from the date such payment is made in accordance with the preceding sentence.

(d)    In addition to the dividends contemplated by paragraphs (a) and (c) above, the Holders shall participate on a pro rata basis in the payment of any dividend or distribution to the holders of the Common Stock as would be declared and payable on the largest number of whole shares of Common Stock into which the shares of Series B Convertible Preferred Stock held by such Holder could be converted on the record date fixed for such dividend or distribution pursuant to the provisions of Section 5 below. Any such dividends contemplated by this paragraph (d) will be paid to holder of record as it appears in the shareholder records of the Corporation at the close of business on the record date for such dividend on Common Shares, and the Corporation shall pay each such dividend on the applicable dividend payment date for such dividend on the Common Shares.

(e)    Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Corporation legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board of Directors). To the extent funds or assets are not legally available for the payment of any dividend, such dividend shall nevertheless accrue and cumulate.

(f)    The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series B Convertible Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make or keep funds legally available for the payment of dividends.

4.    Liquidation Preference.

(a)    Upon any Liquidation Event, each Holder of shares of the Series B Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, (i) prior to the holders of any other class or series of the Corporation's Common Stock and to each class of Junior Stock, (ii) pro rata with the holders of the Series A Convertible Preferred Stock and any other Parity Stock and (iii) after the holders of any Senior Stock, an amount (such amount the "Liquidation Preference") equal to the greater of (i) a cash amount per share equal to the Stated Value plus accrued and unpaid dividends or (ii) the liquidation value attributable to the shares of Common Stock into which such shares of Series B Preferred Stock would then be convertible under the provisions of Section 5 below.

(b)    Following payment of the distribution required by Section 4(a) and any distribution required to be paid to the Holders of the Series A Convertible Preferred Stock, if assets remain in the Corporation, they shall be distributed to holders of Common Stock up to an amount equal to the distribution to the Holders pursuant to paragraph (a) above, in accordance with the Corporation's Certificate of Incorporation, as amended.

(c)    Following payment of the distributions required by Sections 3, 4(a) and 4(b), if assets remain in the Corporation, they shall be distributed to the Holders of Series B Convertible Preferred Stock and the holders of Common Stock on a pro rata basis based on the number of shares of Common Stock into which the Holders' shares of Series B Convertible Preferred Stock could be converted in accordance with Section 5 hereof on the date of such Liquidation Event.

(d)    If, upon any Liquidation Event, the assets of the Corporation available for distribution to its shareholders are not sufficient to pay in full all amounts payable to the Holders of outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the Holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled.

5.    Conversion.    The Holders of the Series B Convertible Preferred Stock shall have the conversion rights as follows (the "Conversion Rights"):

(a)    Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the Holder thereof at any time after the Issue Date of such share, in each case at the office of the Corporation or any Transfer Agent for the Series B Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued and unpaid dividends, if any) by the Conversion Price at the time in effect for such shares and multiplying such number by the total number of shares of Series B Convertible Preferred Stock being converted. The initial "Conversion Price" per share for shares of Series B Convertible Preferred Stock shall be the Stated Value; provided, however, that the Conversion Price in effect from time to time for the Series B Convertible Preferred Stock shall be subject to adjustment as provided hereinafter.

(b)    From and after the third anniversary of the Issue Date, in the event that the Average Closing Price at any time equals or exceeds 150% of the Conversion Price, the Corporation shall thereafter have the right, in its sole discretion, upon the delivery of a written notice to each Holder of Series B Convertible Preferred Stock (which notice shall be delivered within ten (10) Business Days after the thirtieth (30th) trading day utilized in the calculation of such Average Closing Price, if at all), to convert such shares of Series B Convertible Preferred Stock into shares of Common Stock and the Holders thereof shall be deemed to have complied with the provisions set forth in Section 5(c); provided, however, that until such Holder surrenders the certificate evidencing the Converting Shares, the Corporation shall not be required to deliver to such Holder the certificate evidencing the Converted Shares.

(c)    (i)    Each conversion of shares of Series B Convertible Preferred Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Series B Convertible Preferred Stock to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Series B Convertible Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (A) stating that the Holder desires to convert the Converting Shares, or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the "Converted Shares"), and (B) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Upon receipt of the notice described in the first sentence of this subsection 5(c)(i), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation unless a later date has been specified by such holder, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the Person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

(ii)    Upon the issuance of the Converted Shares in accordance with Section 5, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

(d)    Adjustments for Common Stock Dividends and Distributions.    If the Corporation at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. To the extent an adjustment is made in respect of the foregoing pursuant to Section 5(e) or the holder actually receives the dividend to which any such adjustment relates, an adjustment shall not be made pursuant to this Section 5(d).

(e)    Conversion Price Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.

(i)    In the event the Corporation should at any time or from time to time after the Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional Common Stock or Common Share Equivalents, without payment of any consideration by such holder for the additional Common Stock or the Common Share Equivalents (including the additional Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series B Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock and shares issuable with respect to Common Share Equivalents.

(ii)    If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination consolidation, reclassification or reverse stock split of the outstanding shares of Common Stock or other similar event, then, following the record date of such combination, the Conversion Price of the Series B Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series B Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(f)    Recapitalizations.    If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section 5 provision shall be made so that the Holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of Capital Stock or other securities or property of the Corporation to which a holder of Common Stock would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holders of the Series B Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 5 and Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)    Mergers and Other Reorganizations.    If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reclassification, merger, consolidation or sale, lawful and adequate provision shall be made so that the Holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of Capital Stock or other securities or property, if any, of the Corporation or of the successor corporation resulting from such reclassification, merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such reclassification, merger, consolidation or sale. In any such case, appropriate provision shall be made with respect to the rights of the holders of the Series B Convertible

Preferred Stock after the reclassification, merger, consolidation or sale to the end that the provisions of this Section 5 and Section 6 (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of Capital Stock, securities or property to be deliverable thereafter upon the conversion of the Series B Convertible Preferred Stock.

Each Holder of Series B Convertible Preferred Stock, upon the occurrence of a reclassification, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 5(g), shall have the option of electing treatment of his shares of Series B Convertible Preferred Stock under either this Section 5(g) or Section 4 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice of election shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice pursuant to Section 5(h) hereof with respect to such event, and, provided, further, that if any Holder fails to give the Corporation such notice of election, the provisions of this Section 5(g) shall govern the treatment of such Holder's shares of Series B Convertible Preferred Stock upon the occurrence of such event.

(h)    Notices of Record Date.    In the event (i) the Corporation fixes a record date to determine the holders of Common Stock who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the Common Stock of the Corporation, any merger or consolidation of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

(i)    No Impairment.    The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the Holders of the Series B Convertible Preferred Stock against impairment. Before taking any action which would cause an adjustment reducing any Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of Preferred Stock, the Corporation will use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may legally and validly issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(i)    No Fractional Shares and Certificate as to Adjustments.

a.    In lieu of any fractional shares to which a Holder of Series B Convertible Preferred Stock would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of one share of Common Stock, as determined in good faith by the Board of Directors, except that, without the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the Corporation shall not be entitled to pay cash in lieu of fractional shares if such payment to any one Holder would exceed $1,000 (which such amount shall be proportionately adjusted for any reverse stock split). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock of each Holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

b.    Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series B Convertible Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of such Series B Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series B Convertible Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder's shares of Series B Convertible Preferred Stock. The provisions of Section 5(d), (e), (f) and (g) shall apply to any transaction and successively to any series of transactions that would require any adjustment pursuant thereto.

(j)    Reservation of Stock Issuable Upon Conversion.    The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock (taking into account the adjustments required by this Section 5), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holders of such Series B Convertible Preferred Stock, the Corporation will, as soon as reasonably practicable, take all such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6.    Redemption.

(a)    During the period beginning seven (7) years and six (6) months following the Issue Date and ending eight (8) years and six (6) months following the Issue Date (such period, the "Optional Redemption Period"), the Corporation shall have the right to redeem the outstanding shares of Series B Convertible Preferred Stock, in whole or in part, for an aggregate price equal to the Redemption Price multiplied by the number of shares of Series B Convertible Preferred Stock then being redeemed. The "Redemption Price" for each share of Series B Convertible Preferred Stock being redeemed shall be the Stated Value plus accrued but unpaid dividends thereon through the date of redemption. In the event that the Corporation does not exercise this redemption right during the Optional Redemption Period (a "Non-Redemption"), the Conversion Price with respect to all remaining shares of Series B Convertible Preferred Stock shall thereafter be the lower of (i) the Conversion Price then in effect and (ii) the Average Closing Price measured as of the last day of the Optional Redemption Period.

(b)    In the event that the Holders shall exercise any rights to put their Class B Interests and the EPE Preferred Stock (the "Put Right"), each in accordance with the documents governing such entities, the Corporation shall have the option to concurrently redeem a proportionate share of the then outstanding shares of Series B Convertible Preferred Stock, in whole or in part, at the Redemption Price. "Proportionate share" shall mean a number of shares of Series B Convertible Preferred Stock which represents the same percentage of the total number of the shares of Series

B Convertible Preferred Stock originally issued pursuant to this Appendix B, as the percentage represented by the shares of EPE Preferred Stock and Class B Interests in respect of which the Put Right was exercised represent, (calculated as a percentage of the aggregate amount of EPE Preferred Stock and Class B Interests held by the Holders prior to the exercise of the Put Right). At the Corporation's option, the Redemption Price can be paid in cash or in shares of Common Stock, valued at the Average Closing Price measured as of the proposed date of redemption.

(c)    In order to receive the Redemption Price per share, each Holder shall surrender to the Corporation the certificate(s) representing the number of shares of Series B Convertible Preferred Stock to be redeemed. Upon such redemption, such redeemed Series B Convertible Preferred Stock shall no longer be deemed outstanding and all rights of the Holder with respect to such shares shall immediately terminate, except the right to receive the Redemption Price per share.

(d)    If fewer than all the shares of Series B Convertible Preferred Stock are to be repurchased pursuant to this Section 6, the shares of Series B Convertible Preferred Stock shall be repurchased on a pro rata basis from all Holders, if applicable. Series B Convertible Preferred Stock that the Corporation selects shall be in amounts equal to the minimum authorized denominations for certificated shares of Series B Convertible Preferred Stock to be repurchased or any integral multiple thereof.

(e)    Deposit of Redemption Price.

(i)    Prior to or on any redemption date, the Corporation shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid dividends, if any, on, all the shares of Series B Convertible Preferred Stock to be redeemed other than any shares of Series B Convertible Preferred Stock called for repurchase on that date which have been converted prior to the date of such deposit.

(ii)    If any shares of Series B Convertible Preferred Stock called for repurchase is converted prior to the redemption date, any money so segregated and held in trust for the repurchase of such shares of Series B Convertible Preferred Stock shall be discharged from such trust.

(f)    Any certificate representing shares of Series B Convertible Preferred Stock which are to be repurchased only in part shall be surrendered at an office or agency of the Corporation designated for that purpose pursuant hereto (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Corporation shall execute and deliver to the Holder of such shares of Series B Convertible Preferred Stock without service charge, a new certificate or certificates representing such shares of Series B Convertible Preferred Stock of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the repurchased number of shares of Series B Convertible Preferred Stock so surrendered.

7.    Voting Rights; Amendment; Waiver.

(a)    General.    Each Holder of record of shares of the Series B Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in this Appendix B (including without limitation in Sections 7(b) below), shall be entitled or permitted to vote on all matters required or permitted to be voted on by the holders of Common Stock of the Corporation and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such Holder's shares of the Series B Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or in any agreement of the shareholders or as otherwise required by law, the Holders of shares of the Series B Convertible Preferred Stock, the holders of shares of the Series A Convertible Preferred Stock and the holders of shares of Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the holders of Common Stock of the Corporation.

(b)    Voting With Respect to Certain Matters.    In addition to any other rights provided by law or set forth herein, so long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock:

(i)    create, authorize, designate or issue any shares of the Series B Convertible Preferred Stock;

(ii)    create, authorize, designate or issue any shares of any class or series of Senior Stock or Parity Stock or any Capital Stock convertible, exercisable or exchangeable into any class or series of Senior Stock or Parity Stock, other than the Series A Convertible Preferred Stock as in effect on the Issue Date;

(iii)    alter, change or amend the terms, designations, power privileges, preferences, rights or restrictions provided for the benefit of the Series B Convertible Preferred Stock or of any class or series of Senior Stock or Parity Stock;

(iv)    amend the Certificate of Incorporation, including without limitation, any amendments thereto, or the Corporation's By-Laws in a manner that is adverse to the Series B Convertible Preferred Stock;

(v)    declare or pay dividends on equity securities ranking on parity with or junior to the Series B Convertible Preferred Stock; or

(vi)    purchase, redeem (other than pursuant to equity incentive agreements with employees giving the Corporation the right or obligation to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in Capital Stock of the Corporation) or make any other distribution with respect to, any shares of Capital Stock or any other securities that are convertible into or exercisable or exchangeable for such Capital Stock, other than purchases, redemptions, dividends or distributions with respect to the Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock, as permitted under the Certificate of Incorporation as in effect on the Issue Date;

(vii)    effect a reclassification, merger, consolidation, recapitalization or similar transaction unless the surviving corporation shall maintain outstanding this Appendix B or as a part of and as a condition to the effectiveness of such transaction shall issue to the Holder a preferred share with terms identical to the terms of the Series B Convertible Preferred Stock;

(c)    Holders of shares of Series B Convertible Preferred Stock representing two-thirds of the outstanding shares of Series B Convertible Preferred Stock may waive compliance by the Corporation with any provisions hereof; provided that no such waiver may be granted without the consent of each Holder of the then outstanding shares of Series B Convertible Preferred Stock affected thereby if such waiver adversely affects (i) any provision of Section 5 hereof; (ii) the Liquidation Preference; (iii) the form or timing of the payment of dividends hereunder for the Series B Convertible Preferred Stock; or (iv) the voting rights of the Series B Convertible Preferred Stock under this Section 7.

(d)    The Corporation in its sole discretion may, without the vote or consent of any Holders of the Series B Convertible Preferred Stock, amend or supplement this Appendix B:

(i)    to make any change that would provide any additional rights or benefits to the Holders of the Series B Convertible Preferred Stock.

8.    Payment.

(a)    All amounts payable in cash with respect to the Series B Convertible Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, City and State of New York or, at the option of the Corporation, payment of dividends may be made by check mailed to the Holders of the Series B Convertible Preferred Stock at their respective addresses set forth in the register of Holders of Series B Convertible Preferred Stock maintained by the Transfer Agent.

(b)    Any payment on the Series B Convertible Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

(c)    The Corporation will initially act as the "Transfer Agent" and the "Paying Agent." The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Series B Convertible Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference of the Series B Convertible Preferred Stock shall have been made available for payment and either paid or returned to the Corporation as provided in this Appendix B, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series B Convertible Preferred Stock for payment and exchange.

(d)    All moneys and shares of Series B Convertible Preferred Stock deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the Liquidation Preference on the Series B Convertible Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the shares of Series B Convertible Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to Corporation for payment thereof.

9.    Reissuance of Shares of Series B Convertible Preferred Stock.    Shares of Series B Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) be permanently retired or cancelled and shall not under any circumstances be reissued. The Corporation shall from time to time take such appropriate action as may be required by applicable law to reduce the authorized number of shares of Series B Convertible Preferred Stock by the number of shares that have been so reacquired.

10.    Maintenance of Existence.    The Corporation will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation.

11.    Notices.    Corporation will provide to the holders of the Series B Convertible Preferred Stock all communications sent by the Corporation to the holders of the Common Stock.

12.    Financial Information.    Whether or not the Corporation is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Corporation shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Corporation were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Corporation would have been required to file them. The Corporation shall also (whether or not it is required to file reports with the Commission), within thirty (30) days of each Required Filing Date, (1) transmit by mail to all Holders of the Series B Convertible Preferred Stock, as their names and addresses appear on the records of the Transfer Agent and to any Persons that request such reports in writing, without cost to such holders or Persons, and (ii) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents (without exhibits) which the Corporation has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Corporation shall not be required to file any report or other information with the Commission if the Commission does not permit such filing.

13.    Compliance With Laws.    The Corporation is not and at all times covenants to take all reasonably necessary action to not become in violation of any statute, law, rule or regulation where such violation or default would have a material adverse effect on the business, assets, operations, operating results or condition, financial or otherwise, of the Corporation.

14.    Tax Matters.    Except as otherwise agreed to by the Corporation, holders of Series B Convertible Preferred Stock shall provide the Corporation, in the time and the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9 or W-8BEN or other applicable W-8 (each an "IRS Form"). The Corporation shall not withhold from any payment to such Holder pursuant to the Series B Convertible Preferred Stock unless required to do so by applicable law.

15.    Headings of Subdivisions.    The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

16.    Severability of Provisions.    If any powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix B (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix B (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series B Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

APPENDIX C

TO THE

CERTIFICATE OF INCORPORATION

OF

CKX, INC (the "Corporation")

The Series C Convertible Preferred Stock (the "Series C Convertible Preferred Stock") shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in this Appendix C to the Corporation's Certificate of Incorporation ("Appendix C") as follows:

1.    Certain Definitions.

Unless the context otherwise requires, each of the terms defined in this Section 1 shall have, for all purposes of this Appendix C, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

"Board of Directors" means the Board of Directors of the Corporation.

"Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

"Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Corporation, including any Preferred Stock.

"Certificate of Incorporation" has the meaning set forth above.

"Common Stock" means the Common Stock, $0.01 par value per share, of the Corporation.

"Conversion Share" has the meaning set forth in Section 5(a).

"Corporation" has the meaning set forth above.

"Disposition" has the meaning set forth in Section 13(a).

"Holder" means the record holder of the share of Series C Preferred Stock, as shown on the books and records of the Transfer Agent.

"Immediate Family" means any relationship by blood, marriage, or adoption, not more remote than first cousin.

"Parity Stock" has the meaning set forth in Section 2.

"Permitted Holder" means: (i) the Holder or the beneficiary as of the date hereof of the Holder; (ii) any member of the Immediate Family of any natural Person in clause (i), (iii) any descendant of any natural Person identified in clause (i) or (ii) or member of the Immediate Family of any such descendant; or (iv) or any other trust or other similar entity formed for the direct or indirect benefit of any natural Person identified in clauses (i) through (iii).

"Person" means any individual, corporation, partnership, association, joint venture, trust or other entity or organization or a government or any agency or political subdivision thereof.

"Preferred Stock" means Capital Stock of the Corporation of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, over shares of Capital Stock of any other class of the Corporation.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Stock" has the meaning set forth in Section 2.

"Series A Preferred Stock" means the Series A Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

"Series B Preferred Stock" means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

"Series C Director" has the meaning set forth in Section 7(a).

"Stated Value" shall mean $1.00 per share.

"Transfer Agent" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series C Preferred Stock.

2.    Ranking.    The Series C Preferred Stock shall, with respect to the payment of any dividend (as provided in Section 3 below) or rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Section 4 below), rank (i) on a parity with all classes of Common Stock and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors the terms of which expressly provide that such class or series ranks on a parity with the Series C Preferred Stock as to the payment of dividends or rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Stock") and (ii) junior to the Series A Preferred Stock and the Series B Preferred Stock of the Corporation and any future class of Preferred Stock established hereafter by the Board of Directors the terms of which expressly provide that such class or series ranks senior to the Series C Preferred Stock as to the payment of dividends or rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the "Senior Stock").

3.    Dividends.

(a)    The Holder of the share of Series C Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such Holder would be entitled to receive if such Holder had converted the share of Series C Preferred Stock fully into one share of Common Stock immediately before the record date for the payment of any such dividends on Common Stock.

(b)    Any such dividends will be paid to holder of record as it appears in the shareholder records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable dividend payment date for such dividend on the Common Stock.

4.    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, subject to the prior preferences and other rights of any Senior Stock, the Holder of the Series C Preferred Stock shall be entitled to be paid, on parity with any distribution to the holders of Parity Stock, an amount equal to the Stated Value out of the assets of the Corporation available for distribution to its shareholders.

(b)    For the purposes of this Appendix C, the following events shall be a considered a liquidation of the Corporation: (i) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or (ii) the sale, distribution or other disposition of all or substantially all of the Corporation's assets.

5.    Conversion.    The share of Series C Preferred Stock shall automatically convert into one share of Common Stock (the "Conversion Share") at the earliest to occur of the following events: (A) the Permitted Holders beneficially own in the aggregate less than 50% of the aggregate sum of (i) the outstanding shares of Series B Preferred Stock of the Corporation issued as of the date hereof plus (ii) the outstanding shares of Common Stock received upon conversion, if any, of such shares of Series

B Preferred Stock, (B) there is any transfer of the share of Series C Preferred Stock (or the benefits thereof) to anyone other than a Permitted Transferee (other than a pledge permitted pursuant to Section 11(b)(ii) of this Appendix C) and (C) if there has been a pledge permitted pursuant to Section 11(b)(ii) of this Appendix C, such pledgee forecloses on its rights to, or otherwise seeks recourse to, or attempts to exercise the rights of the Holder under this Appendix C.

6.    Voting Rights; Amendment; Waiver.

(a)    General.    Except as otherwise required by law or expressly provided herein, the Holder shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of shareholders of the Corporation, voting together with the holders of the Common Stock as a single class, with the Holder of the Series C Preferred Stock having the number of votes equal to one share of Common Stock that such Holder would be entitled to vote if such Holder held one share of Common Stock as of the record date for the vote or consent which is being taken.

(b)    Voting With Respect to Certain Matters.    In addition to any matters requiring a separate vote of the Series C Preferred Stock under applicable law, so long as the share of Series C Preferred Stock is outstanding, the Corporation shall not, without first obtaining the approval of the Holder (by vote or written consent) of the share of Series C Preferred Stock:

(i)    create, authorize, designate or issue, or obligate itself to create, authorize, designate or issue: any shares of Series C Preferred Stock which are in addition to the number of shares initially authorized hereunder;

(ii)    alter, amend or repeal the Corporation's Certificate of Incorporation or By-Laws in a manner that would limit or eliminate the Holder's (and any Permitted Transferee's) rights under this Appendix C;

(iii)    alter, amend or repeal this Appendix C; or

(iv)    effect a reclassification, merger, consolidation, recapitalization or similar transaction unless the surviving corporation shall maintain outstanding this Appendix C or as a part of and as a condition to the effectiveness of such transaction shall issue to the Holder a preferred share with terms identical to the terms of the Series C Preferred Stock.

7.    Board Designee.    To the fullest extent permitted by the Securities Act, the rules of any national securities exchange or national over-the-counter market on which the Common Stock is listed or traded and other applicable law, statute, rule or regulation:

(a)    The Holder, voting separately as a class, shall be entitled at each annual meeting of the shareholders of the Corporation, at each special meeting of the shareholders of the Corporation involving the election of directors of the Corporation, and at all other times at which shareholders of the Corporation will have the right to or will vote for or render consent in writing regarding the election of directors of the Corporation, subject only to (c) below, to elect one (1) member of the Board of Directors (the "Series C Director") and to remove from office such director and to fill any vacancy created by the resignation or removal of such director. Such Series C Director must be reasonably acceptable to the Corporation. The Holder shall not be entitled at any point in time to elect more than one (1) member of the Board of Directors pursuant to this Appendix C.

(b)    At the request of the Holder, such Series C Director shall be appointed by the Board of Directors to serve on each and every committee of the Board of Directors to the extent permitted by the Securities Act, the rules of any national securities exchange or national over-the-counter market on which the Common Stock is listed or traded and other applicable law, statute, rule or regulation.

(c)    In the case of any vacancy in the office of a director elected by the Holder of the share of Series C Preferred Stock, the Holder of the share of Series C Preferred Stock may, by written consent, elect a successor or successors to hold the office for the unexpired term of the director whose place shall be vacant.

(d)    The Series C Director shall be compensated for such director's service or reimbursed for out-of-pocket expenses on the Board of Directors only if and to the extent that any non-independent director serves on the Board of Directors and is compensated for service in respect thereof or reimbursed for out-of-pocket expenses in respect thereof. Nothing in this paragraph (d) is meant to limit rights to indemnification.

8.    Payment.

(a)    All amounts payable in cash with respect to the Series C Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holder of the Series C Preferred Stock at the addresses set forth in the register of Holder of Series C Preferred Stock maintained by the Transfer Agent.

(b)    Any payment on the Series C Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

(c)    The Corporation will initially act as the "Transfer Agent" and the "Paying Agent." The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the share of Series C Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the liquidation preference of the share of Series C Preferred Stock as provided in Section 4 shall have been made available for payment and either paid or returned to the Corporation as provided in this Appendix C, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series C Preferred Stock for payment and exchange.

(d)    All moneys and shares deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the liquidation preference as provided in Section 4 on the Series C Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the share of Series C Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to Corporation for payment thereof.

9.    Reissuance of Series C Preferred Stock.    If the share of Series C Preferred Stock issued pursuant to this Appendix C has been reacquired by the Corporation in any manner, including being purchased or redeemed or exchanged, it shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of an authorized but unissued share of Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock of the Corporation.

10.    Notices.    Corporation will provide to the Holder of the share of Series C Preferred Stock all communications sent by the Corporation to the holders of the Common Stock.

11.    Lock-Up.

(a)    Except as contemplated herein, the Holder will not, without the prior written consent of the Corporation, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, enter into any contract to sell or otherwise dispose of or transfer the Series C Preferred Stock (each of the foregoing referred to as a "Disposition").

(b)    Notwithstanding the foregoing, (i) the Holder may make a Disposition of its Series C Preferred Stock to any Permitted Holder; and (ii) the Holder may pledge the Series C Preferred Stock in connection with any bona fide financing transaction involving the pledge of a substantial portion of the Holder's assets.

(c)    Without limiting the restrictions herein, any Disposition by the Holder of the Series C Preferred Stock shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act.

12.    Headings of Subdivisions.    The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13.    Severability of Provisions.    If any powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix C (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix C (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

APPENDIX C

BYLAWS

OF

CKX, INC.

(A Delaware Corporation)

ARTICLE I

OFFICES

SECTION 1.    Registered Office.    The registered office of the Corporation within the State of Delaware shall be in the City of Dover, County of Kent.

SECTION 2.    Other Offices.    The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 1.    Place of Meetings.    All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer and stated in the notice of meeting or, if no place is so designated, at the principal office of the Corporation.

SECTION 2.    Annual Meeting.    An annual meeting of stockholders shall be held each year and stated in a notice of meeting. The date and time of such meeting shall be determined by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation; provided that if the Chairman of the Board of Directors or Chief Executive Officer does not act, the Board of Directors shall determine the date and time of such meeting. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3.    Special Meetings.    Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors, or the Chairman of the Board, if one shall have been elected, the Chief Executive Officer or the President. Such meeting may be held at such date and time as determined by the person or persons authorized to call the meeting and designated in the notice of the meeting.

SECTION 4.    Notice of Meetings.    Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat, and to any other stockholder to whom the giving of notice shall be required by law, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation provides otherwise) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 5.    List of Stockholders.    The Secretary of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either through a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6.    Quorum, Adjournments.    The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting

SECTION 7.    Organization.    At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in his absence or inability to act or if one shall not have been elected, the Chief Executive Officer or the President shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8.    Order of Business.    The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 9.    Voting.    Except as otherwise provided by statute or the Certificate of Incorporation (including pursuant to any duly authorized certificate of designation), each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

(a)    on the date fixed pursuant to the provisions of Section 14 of Article II of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b)    if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact duly authorized in writing, or transmitted as permitted by law, including, without limitation, via telegram, cablegram or other means of electronic transmission, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined that such electronic transmission was authorized by the stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there by such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

SECTION 10.    Inspectors.    The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors (which may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives) to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 11.    Advance Notice Provisions for Election of Directors.     Other than persons designated pursuant to the terms of a series of preferred stock of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as provided under Section 3 of this Article II, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) (in the case of special meetings, provided the Board of Directors has determined that directors shall be elected at such meeting) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than the close of business one hundred twenty (120) days prior to the date of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business one hundred twenty (120) days prior to such annual meeting, and not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made by the Corporation and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business one hundred twenty (120) days prior to such meeting, and not later than the later of the close of business ninety (90) days prior to such meeting or the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made by the Corporation. For purposes of Sections 11 and 12 of Article II of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such stockholder (as they appear in the Corporation's books) and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 12.    Advance Notice Provisions for Business to be Transacted at Annual Meeting.    No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than the close of business ninety (90) days, nor more than one hundred twenty (120) days, prior to the date of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business one hundred twenty (120) days prior to such annual meeting, and not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made by the Corporation.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder (as they appear in the Corporation's books) and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and beneficial owner, (iv) a description of all arrangements or understandings between such stockholder, beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and beneficial owner and any material interest of such stockholder or beneficial owner in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Notwithstanding the foregoing provisions of Sections 11 and 12 of Article II of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a 8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 13.    Action by Written Consent.    For so long as either any class of the Corporation's capital stock is registered under Section 12 of the Exchange Act, or the Corporation is required to file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Exchange Act with respect to any class of the Corporation's capital stock. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied.

SECTION 14.    Fixing the Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.    General Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.    Number, Qualifications, Election and Term of Office.    Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors constituting the initial Board of Directors shall be one (1). Thereafter, the number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation; provided, however, that whenever the holders of any class or series of Preferred Stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Certificate of Incorporation (including pursuant to any duly authorized certificate of designation), and except as otherwise provided therein, such directors shall be elected by a plurality of the votes of such class or series of Preferred Stock present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

SECTION 3.    Place of Meetings.    Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4.    Annual Meeting.    The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

SECTION 5.    Regular Meetings.    Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

SECTION 6.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, the Chief Executive Officer, or by three or more directors of the Corporation or by the President.

SECTION 7.    Notice of Meetings.    Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notices shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, or similar means or overnight courier or (b) five (5) days before the meeting if delivered by mail to the director's residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, or similar means or delivered to the overnight courier service company. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8.     Waiver of Notice and Presumption of Assent.    Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

SECTION 9.    Quorum and Manner of Acting.    A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 10.    Organization.    At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence or inability of the Chairman of the Board or if one shall not have been elected, the Chief Executive Officer or the President (or, in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

SECTION 11.    Resignations; Newly Created Directorships; Vacancies; and Removals.    Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and shall have qualified.

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

SECTION 12.    Compensation.    The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 13.    Committees.    The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, an audit committee, a compensation committee and a nominating and corporate governance committee, each committee to consist of one or more of the directors of the Corporation, and to comply with the applicable requirements of the securities exchange or automated quotation system on which the securities of the Corporation may be listed or admitted for trading from time to time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors. Each independent member of any committee of the Board of Directors shall satisfy the "independence" requirements of the securities exchange on which the securities of the Corporation may be listed from time to time or, if not so listed, of the Nasdaq Stock Market.

SECTION 14.    Committee Rules.    Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or as may be required to comply with the applicable requirements of the securities exchange or automated quotation system on which the securities of the Corporation may be listed or admitted for trading from time to time. Unless otherwise provided in such a resolution or applicable requirements, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 14 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 15.    Action by Written Consent.    Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 16.    Telephonic and Other Meetings.    Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

SECTION 17.    Contracts.

(a)    No contract or other transaction between the Corporation and any other business shall be affected or invalidated, nor shall any director be liable in any way, solely by reason of the fact that a director of the Corporation is an officer or director of, or is financially interested in, such other business, provided that the material facts of such relationship or interest are disclosed to the Board of Directors and such contract or transaction is authorized by the Board of Directors in accordance with applicable law.

(b)    Any director may be a party to or may be interested in any contract or transaction of the Corporation individually, and no director shall be liable in any way by reason of such interest, provided that the material facts of such participation or interest shall be disclosed to the Board of Directors and provided that the Board of Directors shall authorize or ratify such contract or transaction, in accordance with applicable law, by the vote (not counting the vote of any such director) of a majority of a quorum, at a meeting at which such action is taken. Such director may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the laws applicable thereto.

(c)    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

SECTION 18.    Non-Voting Observers.    Subject to compliance with the laws of Delaware and the applicable requirements of the securities exchange or automated quotation system on which the securities of the Corporation may be listed or admitted for trading from time to time, the Board of Directors or holders of a series of preferred stock, if granted such rights in the Articles of Amendment of the Corporation, as amended, may appoint non-voting observers to the Board of Directors ("Non-voting Observers"), each to hold such position until such person's successor is duly appointed, or until such person's earlier resignation or removal. The Non-voting Observers shall have no authority to exercise the powers of a director in the management of the business and affairs of the Corporation. Subject to compliance with the Act and the applicable requirements of the securities exchange or automated quotation system on which the securities of the Corporation may be listed or admitted for trading from time to time, each Non-voting Observer shall be entitled to attend meetings of the Board of Directors, but shall do so solely as an observer. Non-voting Observers shall be informed reasonably in advance of the time and place of any regular or special meeting of the Board of Directors, but shall not be entitled to notice thereof pursuant to these Bylaws unless such notice is required by the terms of a series of preferred stock of the Corporation. Non-voting Observers shall not be entitled to vote and accordingly and without limitation shall not: (1) count as a member of the Board of Directors for the purpose of determining the number of directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present or for any other purpose whatsoever, (2) be included in the calculation of whether a voting majority exists for the purpose of determining an act of the Board of Directors, (3) be included in the determination of whether all members of the Board of Directors consent in writing to an action under Section 15 of this Article, or (4) be included in the determination of whether the Board of Directors has validly taken any action under the applicable provisions of the Act. Any Non-voting Observer other than one appointed pursuant to the terms of a series of preferred stock of the Corporation can be removed from such position by the Board of Directors at any time for any reason.

ARTICLE IV

OFFICERS

SECTION 1.    Number and Qualifications.    The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, a Treasurer, and the Secretary, and such other officers as the Board of Directors may from time to time deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board or the Chief Executive Officer, as the case may be. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Any number of offices may be held by the same person, and no officer except the Chairman of the Board, if any, need be a director. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer and Secretary shall be filled as expeditiously as possible.

SECTION 2.    Election and Term of Office.    The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors or committee thereof, or by the Chairman of the Board of Directors, or the Chief Executive Officer, as the case may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

SECTION 3.    Resignations.    Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified in such resignation, the acceptance of any such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contractual rights, if any, of the Corporation.

SECTION 4.    Removal.    Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any officer or agent appointed by the Chairman of the Board or the Chief Executive Officer may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 5.    Vacancies.    A newly created elected office or any vacancy occurring in any elected office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, removal, disqualification or otherwise, may be filled by the Chairman of the Board or the Chief Executive Officer.

SECTION 6.    Compensation.    The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

SECTION 7.    Chairman of the Board.    The Chairman of the Board of Directors, if one is elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no Chief Executive Officer, the Chairman of the Board of Directors may in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 8 of this Article IV.

SECTION 8.    Chief Executive Officer.    The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position. He shall, in the absence or inability to act of the Chairman of the Board, preside at each meeting of the Board of Directors or the stockholders. Subject to the powers of the Board of Directors, he shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, and shall have such other duties as may from time to time be assigned to him by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 9.    The President.    The President shall, together with the Chief Executive Officer, have general and active management of the business of the Corporation and shall have such other powers and duties as the Board of Directors may prescribe. He shall perform all duties incident to the office of President. At the written request of the Chief Executive Officer, or in his absence or in the event of his inability to act, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

SECTION 10.    Chief Operating Officer.    The Chief Operating Officer shall be responsible for the general direction of the operations of the business, reporting to the Chief Executive Officer and the President, and shall have such other duties as may from time to time be assigned to him by the Board of Directors or as may be provided in these Bylaws.

SECTION 11.    Vice President.    Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors. At the written request of the President, or in the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions placed upon the President in respect of the performance of such duties.

SECTION 12.    Chief Financial Officer.    The Chief Financial Officer shall be a Vice President acting in an executive financial capacity, and shall:

(a)    have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)    keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c)    deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d)    receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e)    disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefore;

(f)    render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g)    in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

The Chief Financial Officer may also be the Treasurer if so determined by the Board of Directors.

SECTION 13.    Secretary.    The Secretary shall

(a)    keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b)    see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c)    be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)    see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)    in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 14.    The Assistant Treasurer.    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 15.    The Assistant Secretary.    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 16.    Other Officers, Assistant Officers and Agents.    Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

SECTION 17.    Officers' Bonds or Other Security.    If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

SECTION 18.    Absence or Disability of Officers.    In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

SECTION 1.    Stock Certificates.    Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the

President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares in the Corporation owned of record by such holder. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any request by a holder for a certificate shall be in writing and directed to the Secretary of the Corporation.

SECTION 2.    Facsimile Signatures.    Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3.    Lost Certificates.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 4.    Transfers of Stock.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5.    Transfer Agents and Registrars.    The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.    Regulations.    The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7.    Registered Stockholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.    General.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.    Derivative Actions.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3.    Indemnification in Certain Cases.    To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4.    Procedure.    Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

SECTION 5.    Advances for Expenses.    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

SECTION 6.    Rights Not Exclusive.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 7.    Insurance.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

SECTION 8.    Definition of Corporation.    For the purposes of this Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

SECTION 9.    Survival of Rights.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1.    Dividends.    Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2.    Reserves.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3.    Seal.    The seal of the Corporation shall be in such form as shall be approved by the Board of Directors, which form may be changed by resolution of the Board of Directors.

SECTION 4.    Fiscal Year.    The fiscal year of the Corporation shall end on December 31 of each fiscal year and may thereafter be changed, by resolution of the Board of Directors.

SECTION 5.    Checks, Notes, Drafts, Etc.    All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6.    Execution of Contracts, Deeds, Etc.    The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7.    Loans.    Unless otherwise prohibited by law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer (other than a named executive officer, as defined by the Securities and Exchange Commission) or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation and provided the making of such loan is in compliance with applicable law. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

SECTION 8.    Voting of Stock in Other Entities.    Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the Chief Executive Officer or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other entity, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other entity. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the Chief Executive Officer or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the Chief Executive Officer or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

SECTION 9.    Inspection of Books and Records.    The inspection of the Corporation's books and records by any stockholder of the Corporation may only take place in full compliance with the applicable requirements of Delaware law.

SECTION 10.    Inconsistency Provisions.    In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Act or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

SECTION 1.    Amendment.    These Bylaws may be amended or repealed or new Bylaws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders, or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof. Any By-Law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.

SECTION 2.    Indemnification Provisions.    Notwithstanding the foregoing, no provision of Article VI (Indemnification of Directors and Officers) of these Bylaws may be amended, altered or repealed, except: (a) by resolution adopted by two-thirds of the entire Board of Directors at any special or regular meeting of the Board; or (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of 75% or more of the outstanding shares of each class of stock eligible to vote at the meeting, if notice of the amendment, alteration or repeal is contained in the notice or waiver of notice of the meeting.

APPENDIX D

COLORADO BUSINESS CORPORATION ACT
Article 113
Dissenters' Rights

7-113-101.    DEFINITIONS

For purposes of this article:

(1)	"Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)	"Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3)	"Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4)	"Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5)	"Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6)	"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7)	"Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102.    RIGHT TO DISSENT

(1)   A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

(a)    Consummation of a plan of merger to which the corporation is a party if:

(I)    Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II)   The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b)   Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c)   Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

(d)   Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(1.3)   A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a)   The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

(b)   The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c)   The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8)   The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

(a)   Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b)   Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c)   Cash in lieu of fractional shares; or

(d)   Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2)   (Deleted by amendment, L. 96, p. 1321,ss.30, effective June 1, 1996.)

(2.5)   A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3)   A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4)   A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103.    DISSENT BY NOMINEES AND BENEFICIAL OWNERS

(1)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2)   A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

(a)   The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b)   The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3)   The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201.    NOTICE OF DISSENTERS' RIGHTS

(1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202.    NOTICE OF INTENT TO DEMAND PAYMENT

(1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

(a)   Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

(b)   Not vote the shares in favor of the proposed corporate action.

(2)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3)   A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. DISSENTERS' NOTICE

(1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2)   The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

(a)   State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b)   State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d)   Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e)   Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f)   State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g)   Be accompanied by a copy of this article.

7-113-204.    PROCEDURE TO DEMAND PAYMENT

(1)   A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

(a)   Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b)   Deposit the shareholder's certificates for certificated shares.

(2)   A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3)   Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4)   A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205.    UNCERTIFICATED SHARES

(1)   Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2)   In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206.    PAYMENT

(1)   Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

(2)   The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a)   The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b)   A statement of the corporation's estimate of the fair value of the shares;

(c)   An explanation of how the interest was calculated;

(d)   A statement of the dissenter's right to demand payment under section 7-113-209; and

(e)   A copy of this article.

7-113-207.    FAILURE TO TAKE ACTION

(1)   If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)   If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208.    SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

(1)   The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2)   An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209.    PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

(1)   A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b)   The corporation fails to make payment under section 7-113-206 within sixty-days after the date set by the corporation by which the corporation must receive the payment demand; or

(c)   The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2)    dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301.    COURT ACTION

(1)   If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2)   The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3)   The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4)   The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)   Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302.    COURT COSTS AND COUNSEL FEES

(1)   The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2)   The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)   Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b)   Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

APPENDIX E

SPORTS ENTERTAINMENT ENTERPRISES, INC.

d/b/a CKX, Inc.

2005 OMNIBUS LONG-TERM INCENTIVE COMPENSATION PLAN

1.    Purpose.    The purpose of this 2005 OMNIBUS LONG-TERM INCENTIVE COMPENSATION PLAN (the "Plan") is to assist Sports Entertainment Enterprises, Inc. d/b/a CKX, Inc., a public corporation (the "Company") and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with long term performance incentives to expend their maximum efforts in the creation of shareholder value.

2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a)    "Award" means any Option, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b)    "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)    "Beneficiary" means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)    "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)    "Board" means the Company's Board of Directors.

(f)    "Cause" shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, "Cause" shall have the equivalent meaning or the same meaning as "cause" or "for cause" set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant's work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant's Continuous Service was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

(g)    "Change in Control" means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(h)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)    "Committee" means the Compensation Committee of the Board of directors; provided, however, that if, at any time, there shall fail to be a sitting Compensation Committee, or if there are no longer any members on the Compensation Committee, then the Board shall serve as the Committee.

(j)    "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k)    "Continuous Service" means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l)    "Covered Employee" means an Eligible Person who is a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m)    "Deferred Stock" means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

(n)    "Deferred Stock Award" means an Award of Deferred Stock granted to a Participant under Section 6(d) hereof.

(o)    "Director" means a member of the Board or the board of directors of any Related Entity.

(p)    "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q)    "Discounted Option" means any Option awarded under Section 6(b) hereof with an exercise price that is less than the Fair Market Value of a Share on the date of grant.

(r)    "Dividend Equivalent" means a right, granted to a Participant under Section 6(f) hereof, to receive cash, Shares, other Awards or other property equal in value to regular dividends paid with respect to a specified number of Shares, or other periodic payments.

(s)    "Effective Date" means the effective date of the Plan, which shall be February 8, 2005, subject to approval within twelve (12) months by the stockholders of the shares entitled to vote thereon.

(t)    "Eligible Person" means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Code Sections 424(e) and (f), respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(u)    "Employee" means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

(v)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(w)    "Fair Market Value" means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(x)    "Good Reason" shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, "Good Reason" shall have the equivalent meaning or the same meaning as "good reason" or "for good reason" set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant.

(y)    "Incentive Stock Option" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(z)    "Independent," when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the American Stock Exchange or any national securities exchange on which any securities of the Company are listed or quoted for trading, and if not listed or quoted for trading, by the rules of American Stock Exchange.

(aa)    "Incumbent Board" means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(bb)    "Option" means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(cc)    "Optionee" means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(dd)    "Option Proceeds" shall mean the cash actually received by the Company for the exercise price in connection with the exercise of Options that are exercised after the Effective Date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant's withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise. With respect to Options, to the extent that a Participant pays the exercise price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

(ee)    "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

(ff)    "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(gg)    "Performance Award" shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(g).

(hh)    "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ii)    "Performance Share" means any grant of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(jj)    "Performance Unit" means any grant of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(kk)    "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

(ll)    "Related Entity" means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(mm)    "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(nn)    "Restricted Stock Award" means an Award granted to a Participant under Section 6(d) hereof.

(oo)    "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp)    "Shares" means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq)    "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(rr)    "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3.    Administration.

(a)    Authority of the Committee.    The Plan shall be administered by the Committee, except to the extent that the entire Board serves as the Committee, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the "Committee" shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements

(which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

(b)    Manner of Exercise of Committee Authority.    The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c)    Limitation of Liability.    The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Shares Subject to Plan.

(a)    Limitation on Overall Number of Shares Subject to Awards.    Subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be (i) issued under the Plan pursuant to the exercise of Options, (ii) issued pursuant to Restricted Stock Awards, Deferred Shares and performance Shares is 4,000,000 Shares. No Participant may receive Awards representing more than 800,000 shares in any one calendar year. The maximum number of Shares that may be issued to any one Participant over the life of the Plan is 800,000. In addition, the maximum dollar value of Performance Units that may be payable to a Participant in any one calendar year is $800,000 for each full or fractional year included in the Performance Period for the grant of Performance Units during such calendar year. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under the Plan and the number of shares subject to outstanding Awards as of such date. Any share delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)    Application of Limitation to Grants of Awards.    No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash, the number of Shares to which such Award relates, exceeds the number of Shares remaining available under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)    Availability of Shares Not Delivered under Awards.

(i)    If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

(ii)    In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii)    Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

(iv)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(v)    Any Shares that again become available for grant pursuant to this Section 4(c) shall be added back as one (1) Share if such Shares were granted under the Plan.

(vi)    Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(d)    No Further Awards Under Prior Plan.    In light of the adoption of this Plan, no further awards shall be made under any prior plans after the Effective Date.

5.    Eligibility; Per-Person Award Limitations.    Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in each fiscal year during any part of which the Plan is in effect, no Participant may be granted (i) Options with respect to more than 800,000 Shares or (ii) Restricted Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 800,000 Shares. The maximum number of Shares that may be granted to any one Participant over the life of the Plan is 800,000. In addition, the maximum dollar value payable to any one Participant with respect to any Performance Period with respect to Performance Units is $800,000.

6.    Specific Terms of Awards.

(a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)    Options.    The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)    Exercise Price.    Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted.

(ii)    Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)    Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)    the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)    The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)    Restricted Stock Awards.    The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)    Grant and Restrictions.    Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the "Restriction Period"). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits.    As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(v)    Minimum Vesting Period.    Except for certain limited situations (including termination of employment, a Change in Control referred to in Section 9, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, or grants to Directors), Restricted Stock Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

(d)    Deferred Stock Award.    The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i)    Award and Restrictions.    Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant's Deferred Stock Award that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii)    Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(e)    Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(f)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the regular dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(g)    Performance Awards.    The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years, except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(h)    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.    Certain Provisions Applicable to Awards.

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

(b)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)    Form and Timing of Payment Under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company's compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the American Stock Exchange or any national securities exchange on which the Company's securities are listed or quoted for trading and, if not listed or quoted for trading on either the American Stock Exchange or a national securities exchange, then the rules of the American Stock Exchange. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)    Exemptions from Section 16(b) Liability.    It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8.    Code Section 162(m) Provisions.

(a)    Covered Employees.    If and to the extent that the Committee determines at the time a Restricted Stock Award, a Performance Award, or an Other Stock-Based Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 8 is applicable to such Award.

(b)    Performance Criteria.    If a Restricted Stock Award, a Performance Award or an Other Stock-Based Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues or margins; (3) increase in cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings, earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; and (14) increases in assets under management. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c)    Performance Period; Timing For Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

(d)    Adjustments.    The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

9.    Change in Control.

(a)    Effect of "Change in Control."    Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a "Change in Control," as defined in Section 9(b):

(i)    Any Option that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii)    Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii)    With respect to any outstanding Performance Award, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award subject to achievement of performance goals and conditions under the Plan, (A) a pro rata portion of the Award shall be considered earned and payable based on the portion of the Performance Period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance, and (B) the value at target performance of the remaining portion of the Award shall be converted to a Restricted Stock Award, or a Deferred Stock Award for purposes of Section 9(a)(iv). If Awards are not assumed or substituted for by the successor company pursuant to Section 9(a)(iv), then the full Award shall be considered earned and payable.

(iv)    Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)    Definition of "Change in Control".    Unless otherwise specified in an Award Agreement, a "Change in Control" shall mean the occurrence of any of the following:

(i)    The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (A) more than fifty percent (50%) of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)    During any twelve (12) month period (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business

Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company

10.    General Provisions.

(a)    Compliance With Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)    Limits on Transferability; Beneficiaries.    No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)    Adjustments.

(i)    Adjustments to Awards.    In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)    Adjustments in Case of Certain Corporate Transactions.    In the event of any proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the Shares are exchanged for or converted into securities issued by another entity, the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee, assume each outstanding Award or substitute an equivalent option, right or other award. If the successor or acquiring entity or an affiliate thereof, does not cause such an assumption or substitution of any Award, then that Award shall terminate upon consummation of the sale, merger, consolidation, or other corporate transaction, with or without consideration as determined by the Committee. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii)    Other Adjustments.    In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options and Performance Awards granted under Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

(d)    Taxes.    The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)    Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option to reduce the exercise price or grant price without the prior approval of the shareholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciate Rights replaced with Awards having a lower exercise price without the prior approval of the shareholders of the Company.

(f)    Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g)    Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)    Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the jurisdiction of incorporation of the Company without giving effect to principles of conflict of laws and excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Company.

(k)    Non-U.S. Laws.    The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)    Plan Effective Date and Shareholder Approval; Termination of Plan.    The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the seventh anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

FORM OF PROXY
SPORTS ENTERTAINMENT ENTERPRISES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SPORTS ENTERTAINMENT ENTERPRISES, INC.
MEETING OF SHAREHOLDERS:                                , 2005

The undersigned shareholder of Sports Entertainment Enterprises, Inc., d/b/a "CKX, Inc." a Colorado corporation (the "Company"), hereby appoints                                  and                                 , or any of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of the Company, that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company on                                 , 2005 or any adjournment or adjournments thereof, in accordance with the instructions provided herewith. Any and all proxies heretofore given are hereby revoked.

1.    NAME CHANGE PROPOSAL

To Amend the Articles of Incorporation changing the Company's name to CKX, Inc.

For                         Against                         Abstain

2.    CAPITALIZATION PROPOSAL

To increase the authorized number of the Company's shares of capital stock from 100,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock, no par value, to 275,000,000 shares of capital stock, divided into 200,000,000 shares of common stock, par value $.01 per share, and 75,000,000 of preferred stock shares, par value $.01 per share.

For                         Against                         Abstain

3.    REINCORPORATION PROPOSAL

To approve a change in the state of incorporation from Colorado to Delaware by approving and adopting an Agreement and Plan of Merger providing for the merger of the Company into its wholly-owned subsidiary, CKX, Inc., a Delaware corporation.

4.    STOCK ISSUANCE PROPOSAL

To approve the issuance of certain shares of the Company's common stock that may be issued upon conversion of the Company's outstanding Series A Convertible Redeemable Preferred Stock and Series B Convertible Preferred Stock.

For                         Against                         Abstain

5.    INCENTIVE PLAN PROPOSAL

To approve the 2005 Omnibus Long-Term Incentive Compensation Plan.

For                         Against                         Abstain

6.    In their discretion upon such other matters as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each of the Proposals.

The proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

Signature:	Signature:

Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please have partnership name signed by an authorized person.

THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH. PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE

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